UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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KNIGHT TRANSPORTATION, INC.
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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KNIGHT TRANSPORTATION, INC.
5601 West Buckeye Road
Phoenix, Arizona 85043
__________________________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 26, 2005
__________________________
To our Shareholders:

You are cordially invited to attend the 2005 Annual Meeting of Shareholders (the “Annual Meeting”) of KNIGHT TRANSPORTATION, INC. (the “Company”) to be held at 8:30 A.M., Phoenix time, on May 26, 2005, at the Arizona Biltmore, 2400 East Missouri, Phoenix, Arizona 85016. The purposes of the Annual Meeting are to:

1.	Elect three Class I Directors, each director to serve a term of three years, and one Class II Director to serve a term of one year;

2.	Approve an amendment to the Company’s 2003 Stock Option Plan to increase the number of shares of Common Stock reserved for issuance thereunder from 1,500,000 to 4,000,000;

3.	Ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2005; and

4.	Transact such other business as may properly come before the Annual Meeting.

The Board of Directors has fixed the close of business on March 31, 2005, as the record date for determining those shareholders who are entitled to receive notice of and vote at the Annual Meeting or any adjournment of that meeting. Shares of Knight Common Stock can be voted at the Annual Meeting only if the holder is present at the Annual Meeting in person or by valid proxy. A copy of the Company’s 2004 Annual Report to Shareholders, which includes audited consolidated financial statements, is enclosed.

YOUR VOTE IS IMPORTANT. TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, YOU ARE REQUESTED TO PROMPTLY DATE, SIGN, AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE.

By Order of the Board of Directors,

Timothy M. Kohl Secretary
Phoenix, Arizona
April 14, 2005

KNIGHT TRANSPORTATION, INC.
5601 West Buckeye Road
Phoenix, Arizona 85043
__________________________

PROXY STATEMENT
FOR ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 26, 2005
__________________________

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation of proxies from the shareholders of Knight Transportation, Inc. to be voted at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held on May 26, 2005. THE ENCLOSED PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY. If not otherwise specified, all proxies received pursuant to this solicitation will be voted (i) FOR the director nominees named herein; (ii) FOR approval of the amendment to the Company’s 2003 Stock Option Plan to increase the number of shares reserved for issuance thereunder; (iii) FOR ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2005; and (iv) with respect to any other matters properly brought before the Annual Meeting, in accordance with the recommendations of the Board of Directors, or, if no recommendations are given, in accordance with the judgment of the proxy holders.

This Proxy Statement, the proxy card, and our Annual Report were first mailed on or about April 14, 2005, to shareholders of record at the close of business on March 31, 2005 (the “Record Date”).

The terms “we,” “our,” “us,” or the “Company” refer to Knight Transportation, Inc. and its subsidiaries.

Voting Rights

Only holders of record of our Common Stock, par value $0.01 per share (“Common Stock”), at the close of business on the Record Date are entitled to vote at the Annual Meeting, either in person or by valid proxy. Except in the election of directors, shareholders are entitled to one vote for each share held of record on each matter of business to be considered at the Annual Meeting. In the election of directors, cumulative voting is required by law. See “Required Vote; Cumulative Voting.” As of the Record Date, there were approximately 56,793,941 shares of our Common Stock issued and outstanding. Votes cast at the Annual Meeting will be tabulated by the Inspector of Elections and the results of all items voted upon will be announced at the Annual Meeting.

Quorum Requirement

In order to transact business at the Annual Meeting, a quorum must be present. A quorum is present if a majority of the issued and outstanding shares of Common Stock as of the Record Date are represented at the Annual Meeting in person or by proxy. Shares that are entitled to vote but that are not voted at the direction of the holder (called “abstentions”) and shares that are not voted by a broker or other record holder due to the absence of instructions from the beneficial owner (called “broker non-votes”) will be counted for the purpose of determining whether a quorum is present.

Required Vote; Cumulative Voting

Election of Directors. Directors are elected by plurality of the votes cast, which means that the director nominees receiving the highest number of votes for their election will be elected as directors. Abstentions and broker non-votes are not counted as votes for the election of any director nominee. Under the Constitution of the State of Arizona, as well as Section 10-728 of the Arizona Revised Statutes, shareholders have cumulative voting rights in electing directors of an Arizona corporation. Cumulative voting means that each shareholder, when electing directors, has the right to cast as many votes in the aggregate as he, she, or it has voting shares multiplied by the number of directors to be elected. For example, this year three Class I directors will be elected, and one Class II director will be elected. If a shareholder has 100 shares of Common Stock, the shareholder is entitled to cast a total of 400 votes (300 votes in the election of Class I directors, and 100 votes in the election of the Class II director). Therefore, in the election of Class I directors, the shareholder may cast 300 votes for a single director nominee or distribute those votes among the Class I director nominees as the shareholder determines.

Other Matters. Approval of the other matters submitted to shareholders for consideration and action at the Annual Meeting requires that the number of votes cast for the matter exceeds the number of votes cast against the matter. Abstentions and broker non-votes will be disregarded in determining whether a matter has been approved. In other words, abstentions and broker non-votes will neither be counted as votes for nor as votes against a matter.

Right To Attend Annual Meeting; Revocation of Proxy

Returning a proxy card now will not interfere with your right to attend the Annual Meeting or to vote your shares personally at the Annual Meeting, if you wish to do so. Shareholders who execute and return proxies may revoke them at any time before they are exercised by giving written notice to the Secretary of the Company at our address, by executing a subsequent proxy and delivering it to the Secretary of the Company, or by attending the Annual Meeting and voting in person.

Costs of Solicitation

We will bear the cost of solicitation of proxies, which we expect to be nominal and will include reimbursements for the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of our outstanding Common Stock. Proxies will be solicited by mail, and may be solicited personally by directors, officers, or our employees, who will not receive any additional compensation for any such services.

Annual Report

The information included in this Proxy Statement should be reviewed in conjunction with the Consolidated Financial Statements, Notes to Consolidated Financial Statements, Reports of our Independent Registered Public Accounting Firm, and other information included in our 2004 Annual Report to Shareholders that was mailed on or about April 14, 2005, together with this Notice of Annual Meeting and Proxy Statement, to all shareholders of record as of the Record Date.

How To Read this Proxy Statement

This Proxy Statement contains the proposals to be considered by shareholders at the Annual Meeting, as well as important information concerning, among other things: our management and our Board of Directors; executive compensation; transactions between the Company and our officers, directors, and affiliates; the stock ownership of management and other large shareholders; the services provided to us by and fees of Deloitte & Touche LLP, our independent registered public accounting firm; and how shareholders may make proposals at the 2006 Annual Meeting of Shareholders. Each shareholder should read this information before completing and returning the enclosed proxy card.

PROPOSAL NO. 1. - ELECTION OF DIRECTORS

Our Board of Directors presently consists of nine members. The directors are divided into three classes, with each class serving a three-year term. The shareholders elect approximately one-third of the Board of Directors each year. Three Class I directors and one Class II director will be elected at the Annual Meeting.

Upon the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors has nominated Timothy M. Kohl, Donald A. Bliss, and Mark Scudder for election as Class I directors, and Kathryn L. Munro for election as a Class II director, at the Annual Meeting.

Each Class I nominee will be elected to serve until the 2008 Annual Meeting of Shareholders or until his successor shall have been duly elected and qualified or his resignation or removal, whichever occurs first. Each of the Class I director nominees has consented to serve a three year term.

On April 1, 2005, upon the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors appointed Ms. Munro to fill a vacancy created by the resignation of Matt Salmon as a Class II director on March 16, 2005. Although the term of our Class II directors does not expire until the 2006 Annual Meeting of Shareholders, Arizona law provides that the term of a director elected to fill a vacancy expires at the next shareholders’ meeting at which directors are elected. As a result, Ms. Munro is standing for election as a Class II director at the Annual Meeting, and will be elected to serve until the 2006 Annual Meeting of Shareholders or until her successor shall have been duly elected and qualified or her resignation or removal, whichever occurs first. Ms. Munro has consented to serve a one year term.

If any of the nominees named above should become unavailable to serve as a director, the Board of Directors may designate a substitute nominee. In that case, the proxy holders will vote for the substitute nominee designated by the Board.

Class I Director Nominees

Information concerning the nominees standing for election as Class I directors follows:

Timothy M. Kohl, 57	Director Since 2001

Timothy M. Kohl joined us in 1996. Mr. Kohl was elected to our Board of Directors in May 2001. Mr. Kohl has served as our President since January 2004 and as our Secretary since October 2000. He served as the Chief Financial Officer of the Company from October 2000 to January 2004. Mr. Kohl served as our Vice President of Human Resources from January 1996 through May 1999. From May 1999 through October 2000, Mr. Kohl served as Vice President of our Southeast Region. Prior to his employment with us, Mr. Kohl was employed by Burlington Motor Carriers as Vice President of Human Resources. Prior to his employment with Burlington Motor Carriers, Mr. Kohl served as Vice President of Human Resources for J.B. Hunt.

Donald A. Bliss, 72	Director Since 1995

Donald A. Bliss has served as a director of the Company since February 1995. Until his retirement in December 1994, Mr. Bliss was a Vice President and Chief Executive Officer of U.S. West Communications, a U.S. West company. Mr. Bliss also is a director of the Western and Southern Life Insurance Company, Continental General Insurance Company, and the Biltmore Bank of Arizona. Mr. Bliss served as Chairman of the Western Region Advisory Board of AON Risk Services of Arizona, Inc from October 2001 to February 2005.

Mark Scudder, 42	Director Since 1999

Mark Scudder has served as a director of the Company since November 1999. Mr. Scudder is a principal of Scudder Law Firm, P.C., L.L.O. (“Scudder Law Firm”), in Lincoln, Nebraska, and has been involved in the private practice of law since 1988. Mr. Scudder is also a member of the board of directors of Covenant Transport, Inc., a publicly held, long-haul trucking company, and Genesee & Wyoming Inc., a publicly held, international, short-line railroad.

Class II Director Nominee

Information concerning the nominee standing for election as a Class II director follows:

Kathryn L. Munro, 56	Director Since 2005

Kathryn L. Munro was appointed to the Board of Directors in April 2005. She is a principal of BridgeWest, LLC, a private equity investment company specializing in wireless technology companies. Ms. Munro was the Chairperson of BridgeWest from February 1999 until July 2003. From 1996 to 1998, Ms. Munro served as Chief Executive Officer of Bank of America’s Southwest Banking Group, and was President of Bank of America Arizona from 1994 to 1996. Ms. Munro has served on the boards of directors of Flow International Corporation, a Seattle-based manufacturer of industrial tools, since 1996; Pinnacle West Capital Corporation, the holding company of Arizona Public Service and Pinnacle West Energy, since 2000; and Capitol Bancorp Limited, a Michigan-based multi-bank holding company, since 2002.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE DIRECTOR NOMINEES.

CONTINUING DIRECTORS

Class II Directors

Certain information regarding our current Class II directors who were elected in 2003 for terms expiring at our 2006 Annual Meeting of Shareholders follows:

Gary J. Knight, 53	Director Since 1990

Gary J. Knight has served as the Vice Chairman of our Board of Directors since January 2004. Mr. Knight served as our President from 1993 to January 2004, and has been an officer and director of the Company since 1990. From 1975 until 1990, Mr. Knight was employed by Swift Transportation Co., Inc. (“Swift”), a long-haul truckload carrier, where he was an Executive Vice President.

G.D. Madden, 65	Director Since 1997

G.D. Madden has served as a director of the Company since January 1997. Since 1996, Mr. Madden has been President of Madden Partners, a consulting firm he founded, which specializes in transportation technology and strategic issues. Prior to founding Madden Partners, he was President and Chief Executive Officer of Innovative Computing Corporation, a subsidiary of Westinghouse Electric Corporation. Mr. Madden founded Innovative Computing Corporation (“ICC”), a privately held company, which grew to be the largest supplier of fully integrated management information systems to the trucking industry. Mr. Madden sold ICC to Westinghouse in 1990 and continued to serve as its President and Chief Executive Officer until 1996.

Class III Directors

Certain information regarding our current Class III directors who were elected in 2004 for terms expiring at our 2007 Annual Meeting of Shareholders follows:

Kevin P. Knight, 48	Director Since 1990

Kevin P. Knight has served as our Chairman of the Board since May 1999, has served as our Chief Executive Officer since 1993, and has been an officer and director of the Company since 1990. From 1975 to 1984 and again from 1986 to 1990, Mr. Knight was employed by Swift, where he was an Executive Vice President and President of Cooper Motor Lines, Inc., a Swift subsidiary. Mr. Knight has served on the board of directors of Universal Technical Institute, Inc., a provider of post-secondary education, since February 2004.

Randy Knight, 56	Director Since 1989

Randy Knight has been a director of the Company since its inception in 1989 and is presently a consultant to the Company. Mr. Knight served as an officer of the Company from 1989 until July 31, 1999, when he resigned as an officer of the Company. Mr. Knight served as Chairman of the Board from 1993 to July 1999. From 1985 to June 2004, Mr. Knight held a significant ownership interest in and served as Chairman of Total Warehousing, Inc. (“Total Warehousing”), a commercial warehousing and local transportation business located in Phoenix, Arizona. Mr. Knight sold his interest in Total Warehousing to a third party in June 2004. Mr. Knight was employed by Swift or related companies from 1969 to 1985, where he was a Vice President. Mr. Knight is a director of the Biltmore Bank of Arizona.

Michael Garnreiter, 53	Director Since 2003

Michael Garnreiter became a director of the Company in September 2003. Since April 2002, Mr. Garnreiter has served as the Executive Vice President, Treasurer, and Chief Financial Officer of Main Street Restaurant Group, Inc. (“Main Street”), a publicly held restaurant operating company. Prior to joining Main Street, Mr. Garnreiter served as a general partner of Arthur Andersen LLP (“Arthur Andersen”). Mr. Garnreiter began his career with Arthur Andersen in 1974 after graduating with a Bachelor of Science degree in accounting from California State University at Long Beach. In 1986, he became the managing partner of Arthur Andersen’s Tucson, Arizona office. Mr. Garnreiter is a Certified Public Accountant in California and Arizona.

Kevin Knight and Keith Knight, an executive officer of the Company, are brothers and are cousins of Randy Knight and Gary Knight, who also are brothers.

CORPORATE GOVERNANCE

Applicable Corporate Governance Requirements

Our Common Stock has been listed on the New York Stock Exchange (the “NYSE”) since December 30, 2004, and therefore we are subject to the listing standards, including standards relating to corporate governance, embodied in applicable rules of the NYSE. Prior to listing on the NYSE, our Common Stock was listed on the Nasdaq National Market and we were subject to the listing standards, including standards related to corporate governance, embodied in applicable rules of the National Association of Securities Dealers, Inc. (the “NASD”).

Corporate Governance Guidelines

Our Board of Directors has adopted corporate governance guidelines to further its goal of providing effective governance of the Company’s business and affairs for the long-term benefit of our shareholders. A copy of the corporate governance guidelines is available free of charge on our corporate website at http://www.knighttrans.com/shareholders/corpgov/govguide.cfm, and is available in print to any shareholder who requests it. The Nominating and Corporate Governance Committee is responsible for periodically reviewing the corporate governance guidelines and recommending changes as appropriate to ensure the effective functioning of our Board of Directors and high quality corporate governance.

Code of Ethics

The Board of Directors has adopted a Code of Ethical Conduct that applies to all directors, officers, and employees of the Company. In addition, the Company maintains a Policy Governing Responsibilities of Financial Managers and Senior Officers (the “Financial Responsibilities Policy”) that applies to our senior executive officers (Executive Vice President or above), Chief Financial Officer, Controller, and any other employees who are responsible for the management of the Company’s funds or for the operation and maintenance of the Company’s financial accounting and reporting system. The Code of Ethical Conduct and Financial Responsibilities Policy include provisions applicable to the Company’s principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, that constitute a “code of ethics” within the meaning of Item 406(b) of Regulation S-K. Copies of the Code of Ethical Conduct and Financial Responsibilities Policy are available free of charge on the Company’s website at http://www.knighttrans.com/shareholders/corpgov/CodeEthicalConduct.cfm and http://www.knighttrans.com/shareholders/corpgov/FinancialManagers.cfm, and are available in print to any shareholder who requests them.

The Board of Directors and Its Committees

Board of Directors

Meetings of the Board of Directors. During the year ended December 31, 2004, our Board of Directors met on six occasions. Each of the directors attended 75% or more of the meetings of the Board of Directors and the meetings held by all of the committees of the Board on which he served. In addition, the Company encourages its directors to attend its Annual Meetings of Shareholders. All ten of the Company’s then-current directors attended the 2004 Annual Meeting of Shareholders.

Independent Directors. In accordance with NYSE Rule 303A.2(a), the Board of Directors affirmatively determines the independence of each director after reviewing the findings and recommendations of the Nominating and Corporate Governance Committee. Upon the recommendation of the Nominating and Corporate Governance Committee, the Board has determined that Donald A. Bliss, G.D. Madden, Michael Garnreiter, Mark Scudder, and Kathryn L. Munro are independent. Except in their capacities as directors or as holders of an immaterial amount of securities of other entities, neither Mr. Bliss, Mr. Madden, Mr. Garnreiter, nor Ms. Munro, either directly or in his or her capacity as a partner, shareholder, officer or similar position of another organization, has or in the past three years had any business or financial relationship with the Company or any of its subsidiaries. Mr. Scudder is a principal of a law firm to which the Company paid approximately $100,000 for legal services in 2004 and which currently provides legal services to the Company. Based upon information regarding the law firm’s total revenues for each of the past three years supplied by Mr. Scudder, the Board of Directors has determined that the relationship between the Company and Mr. Scudder is not material. Neither Mr. Bliss, Mr. Madden, Mr. Garnreiter, Mr. Scudder nor Ms. Munro nor any of their immediate family members has or had any of the disqualifying relationships with the Company or its subsidiaries specified in NYSE Rule 303A.2(b).

Executive Sessions. In 2004, our independent directors held two executive session meetings at which only the independent directors were present pursuant to NASD Rule 4350(c)(2). In accordance with NYSE Rule 303A.3, beginning in 2005 our non-management directors will meet, without management present, in regularly scheduled executive sessions at least once per year. Our non-management directors, who are comprised of all directors who are not executive officers, are the independent directors listed above and Randy Knight. In addition to these meetings of non-management directors, our independent directors will hold at least one meeting annually at which only independent directors are present. The Chairman of the Nominating and Corporate Governance Committee will act as the presiding director for all executive sessions. Donald A. Bliss currently serves as the Chairman of the Nominating and Corporate Governance Committee, and will continue in that capacity following the Annual Meeting.

Communication with Directors. Our Board of Directors provides a process for shareholders to send written communications to the entire Board or individual directors. If you wish to send a communication to the entire Board of Directors, your communication should be addressed as follows: The Board of Directors, Knight Transportation, Inc., c/o Timothy M. Kohl - Secretary, 5601 West Buckeye Road, Phoenix, Arizona 85043. Written communications addressed in this manner will be copied and distributed to each director at or prior to the next Board meeting. If you wish to communicate with an individual director, your communication should be addressed as follows: Name - Director, Knight Transportation, Inc., c/o Timothy M. Kohl - Secretary, 5601 West Buckeye Road, Phoenix, Arizona 85043. Written communications received in this manner will not be opened, but rather delivered unopened to the director to whom they are addressed at or prior to the next Board meeting, following clearance through normal security procedures.

In addition, in order that interested parties may be able to make any concerns known to our non-management directors, we provide a method for such parties to communicate directly with the non-management directors. Any person wishing to contact our non-management directors may contact such directors through our presiding non-management director, the Chairman of the Nominating and Corporate Governance Committee, whose contact information may be obtained by writing the Company’s Secretary, Timothy M. Kohl, at the address set forth above, or by calling Alicia Trippe at telephone number (602) 606-6517.

Committees of the Board of Directors

The Board of Directors has standing Audit, Nominating and Corporate Governance, Compensation, and Executive Committees. The Board does not maintain any other standing committees. The following table sets forth the current membership of each of the standing committees of the Board of Directors.

Name	Audit Committee	Nominating and Corporate Governance Committee	Compensation Committee	Executive Committee

Donald A. Bliss	X	X		X
G.D. Madden	X	X	X
Michael Garnreiter	X	X
Mark Scudder			X	X
Kevin P. Knight				X
Gary J. Knight				X

The Audit Committee

Purpose, Functions, Composition, and Meetings. The primary purpose of the Audit Committee is to assist the Board of Directors in its oversight of

•	the integrity of the Company’s financial statements,

•	the qualifications, independence, and performance of the Company’s independent registered public accounting firm, and

•	the Company’s compliance with legal and regulatory requirements related to financial reporting.

As more fully outlined in the Audit Committee’s charter, the primary functions of the Audit Committee include:

•
making determinations regarding the selection and retention of the Company’s independent registered public accounting firm, and reviewing and pre-approving such firm’s fees and the proposed scope of its services; and

•
reviewing, and meeting with the Company’s management, internal auditors, and independent registered public accounting firm as applicable to discuss, the Company’s financial statements and financial and related disclosures, accounting policies and principles, internal control systems, and financial reporting processes.

The Audit Committee currently is comprised of Donald A. Bliss, G.D. Madden, and Michael Garnreiter. During 2004, Matt Salmon also was a member of the Audit Committee. Mr. Bliss serves as the Chairman of the Audit Committee. Each member of the audit committee satisfies the independence and other audit committee membership criteria set forth in NYSE Rule 303A.7. Specifically, each member of the audit committee:

•	is independent under NYSE Rule 303A.2;

•	meets the criteria for independence set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and

•	is financially literate, as the Company’s Board of Directors has interpreted such qualification in its business judgment.

The Audit Committee met four times during 2004. Other than Mr. Salmon, who was absent from one meeting, each member of the Audit Committee attended all of the Audit Committee meetings during 2004.

Audit Committee Financial Expert. The Board of Directors has determined that at least one “audit committee financial expert,” as defined under Item 401(h) of Regulation S-K, currently serves on the Audit Committee. The Board of Directors has identified Michael Garnreiter as an audit committee financial expert. Mr. Garnreiter is independent, as independence for audit committee members is defined under applicable NYSE rules.

Audit Committee Charter. Since 1994, the Audit Committee has operated pursuant to a written charter detailing its purpose, powers, and duties. In March 2005, the charter of the Audit Committee was amended and restated to comply with NYSE requirements. A copy the Audit Committee’s current charter is attached to this Proxy Statement as Appendix A. The charter also is available free of charge on the Company’s website at http://www.knighttrans.com/shareholders/corpgov/charterofauditcom.cfm, and is available in print to any shareholder who requests it.

Report of the Audit Committee. In performing its duties, the Audit Committee, as required by applicable rules and regulations promulgated by the SEC, issues a report recommending to the Board of Directors that our audited financial statements be included in our Annual Report on Form 10-K, and relating to certain other matters, including the independence of our independent registered public accounting firm. The Report of the Audit Committee follows.

The Report of the Audit Committee shall not be deemed to be incorporated by reference into any filing made by us under the Securities Act of 1933 or the Exchange Act, notwithstanding any general statement contained in any such filings incorporating this Proxy Statement by reference, except to the extent we incorporate such report by specific reference.

Report of the Audit Committee

The Audit Committee oversees the accounting and financial reporting processes of the Company and the audit of the financial statements of the Company. Management of the Company has primary responsibility for the Company’s financial statements and the overall reporting process, including maintenance of the Company’s system of internal controls. The Company retains an independent registered public accounting firm that is responsible for conducting an independent audit of the Company’s financial statements, in accordance with the standards of the Public Company Accounting Oversight Board (United States), and issuing a report thereon.

In undertaking its responsibilities, the Audit Committee has discussed the Company’s financial statements with management and the Company’s independent registered public accounting firm and, in issuing this report, has relied upon the responses and information provided to the Audit Committee by management and the independent registered public accounting firm.

For the fiscal year ended December 31, 2004, the Audit Committee has reviewed and discussed the audited financial statements with management and Deloitte & Touche LLP, the Company’s independent registered public accounting firm. Specifically, the Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU § 380, Communication with Audit Committees or Others with Equivalent Authority and Responsibility), which include, among other things:

•	methods used to account for significant unusual transactions;

•	the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

•	the process used by management in formulating particularly sensitive accounting estimates and the basis for the accounting firm’s conclusions regarding the reasonableness of those estimates; and

•	disagreements with management over the application of accounting principles, the basis for management’s accounting estimates, and the disclosures in the financial statements.

The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Statement No. 1 (Independence Discussions with Audit Committees) and discussed with the independent registered public accounting firm its independence.

Based on the foregoing reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2004, for filing with the Securities and Exchange Commission.

Donald A. Bliss, Chairman
G.D. Madden, Member
Michael Garnreiter, Member

March 15, 2005

The Nominating and Corporate Governance Committee

Purpose, Functions, Composition, and Meetings. In February 2003, the Board of Directors established a nominating committee to recommend to the Board potential candidates for election as directors. During 2004, the nominating committee was comprised of G.D. Madden and Mark Scudder, with Mr. Madden serving as Chairman. In 2004, the nominating committee held one telephonic meeting, at which it recommended that the Board of Directors nominate Kevin P. Knight, Randy Knight, and Michael Garnreiter for election as Class III directors at the 2004 Annual Meeting of Shareholders.

In November 2004, the nominating committee was reconstituted as the Nominating and Corporate Governance Committee, Donald A. Bliss and Michael Garnreiter were appointed to replace Mr. Scudder as members of the new committee, and Mr. Bliss was appointed Chairman of the new committee. The purposes of the Nominating and Corporate Governance Committee are to assist the Board in improving the corporate governance of the Company, to train members of the Board, to improve the Board’s governance functions, and to assist the Company in obtaining the highest quality independent directors. As more fully detailed in the Nominating and Governance Committee’s charter, the primary functions of the committee include:

•	evaluating the composition of the Board and selecting and recommending nominees for election or reelection to the Board or for appointment to fill Board vacancies;

•	developing and implementing regular and emergency succession plans for the Company’s senior management positions; and

•
reviewing and developing policies or making recommendations concerning other aspects of the Company’s corporate governance, such as the Board committee structure, the Company’s corporate governance guidelines, director training and evaluation programs, and potential conflicts of interest.

All current members of the Nominating and Corporate Governance Committee are independent, as independence for nominating committee members is defined under applicable NYSE rules. The Nominating and Corporate Governance Committee met in March 2005 and recommended that the Board of Directors nominate Timothy M. Kohl, Donald A. Bliss, Mark Scudder, and Kathryn L. Munro for election as directors. Except for Ms. Munro, all of the director nominees are standing for re-election. One of our non-management directors initially recommended that the Nominating and Corporate Governance Committee consider Ms. Munro as a possible director candidate.

Nominating and Corporate Governance Committee Charter. A written charter for the Nominating and Corporate Governance Committee was adopted in March 2005. A copy of the charter is available free of charge on our website at http://www.knighttrans.com/shareholders/corpgov/charterofnominate.cfm, and is available in print to any shareholder who requests it.

Process for Identifying and Evaluating Director Nominees. Director nominees are chosen by the entire Board of Directors, after considering the recommendations of the Nominating and Corporate Governance Committee. As a matter of course, the members of the Nominating and Corporate Governance Committee review the qualifications of various persons to determine whether they should be considered as candidates for membership on the Board of Directors. The Nominating and Corporate Governance Committee also accepts recommendations of director candidates from other outside directors, executive officers of the Company, advisors of the Company, and shareholders. The Company does not pay a fee to any third party to identify or evaluate or assist in identifying or evaluating potential nominees.

The Nominating and Corporate Governance Committee will review all candidate recommendations, including those properly submitted by shareholders, in accordance with the mandate contained in its charter. This will include a review of the person’s judgment, integrity, independence, management or business skills and experience (particularly with public companies and companies in the Company’s industry or other industries related to the Company’s business), prominence and reputation in their profession, knowledge of corporate governance issues and Board functions, commitment to attend and actively participate in meetings and related Board activities, other commitments and responsibilities, and such other factors as the Nominating and Corporate Governance Committee determines are appropriate in light of the needs of the Board and the Company. With regard to specific qualities and skills, the Nominating and Corporate Governance Committee believes it necessary that: (i) at least a majority of the members of the Board of Directors qualify as “independent” under NYSE Rule 303A.2; (ii) at least three members of the Board of Directors satisfy the audit committee membership criteria specified in NYSE Rule 303A.7; and (iii) at least one member of the Board of Directors eligible to serve on the Audit Committee has sufficient knowledge, experience, and training concerning accounting and financial matters so as to qualify as an “audit committee financial expert” within the meaning of Item 401(h) of Regulation S-K.

In addition to the qualifications and considerations described above, our corporate governance guidelines contain the following director eligibility criteria that impact the director nomination process:

•	a mandatory retirement age of 82 for all directors, unless waived by a majority of the Board;

•	director term limits of 20 years for all directors, subject to waiver by a majority of the Board;

•	no director may serve on more than five public company boards of directors, including the Company’s Board; and

•	the Chief Executive Officer of the Company may not serve on more than two other public company boards of directors in addition to the Company’s Board.

Consideration of Director Candidates Recommended by Shareholders. The Nominating and Corporate Governance Committee will consider director candidates recommended by shareholders, provided that the following procedural requirements are satisfied. Candidate recommendations should be mailed via certified mail, return receipt requested, and addressed to the Nominating and Corporate Governance Committee, Knight Transportation, Inc., c/o Timothy M. Kohl - Secretary, 5601 West Buckeye Road, Phoenix, Arizona 85043. In order to be considered, a shareholder recommendation must: (i) be received at least 120 days prior to the first anniversary of the date of the proxy statement for the prior year’s Annual Meeting (by December 15, 2005 for director candidates to be considered for nomination for election at the 2006 Annual Meeting of Shareholders); (ii) contain sufficient background information, such as a resume and references, to enable the committee to make a proper judgment regarding the qualifications of the proposed nominee; (iii) be accompanied by a signed consent of the proposed nominee to serve as a director if elected, and a representation that such proposed nominee qualifies as “independent” under NYSE Rule 303A.2 or, if the proposed nominee does not qualify, a description of the reason(s) he or she is not “independent”; (iv) state the name and address of the person submitting the recommendation and the number of shares of the Company’s Common Stock owned of record or beneficially by such person; and (v) if submitted by a beneficial shareholder, be accompanied by evidence that the person making the recommendation beneficially owns shares of the Company’s Common Stock.

The Compensation Committee

Purpose, Functions, Composition, and Meetings. The purpose of the Compensation Committee is to review, analyze, recommend and approve all aspects of executive compensation. As more fully outlined in the Compensation Committee’s charter, the primary functions of the Compensation Committee include:

•
reviewing and approving corporate goals and objectives relating to the compensation of the Chief Executive Officer, evaluating the Chief Executive Officer’s performance in light of those objectives, and determining and approving the Chief Executive Officer’s compensation based upon this evaluation;

•	reviewing and making recommendations to the Board regarding the compensation of the Company’s other executive officers;

•	reviewing and approving all forms of incentive compensation, including stock options and other stock-based awards, and deferred compensation to the Company’s executive officers; and

•	administering the Company’s stock option plan as in effect from time-to-time.

The Compensation Committee currently is, and during 2004 was, comprised of G.D. Madden and Mark Scudder, with Mr. Scudder serving as Chairman. The Compensation Committee met twice in 2004 to approve executive bonuses for fiscal 2003 and issue its Report on Executive Compensation for inclusion in the proxy statement relating to the 2004 Annual Meeting of Shareholders and to review the compensation of the Company’s executive officers and approve recommendations regarding executive compensation for 2004 (including changes in salary compensation, the establishment of a 2004 executive bonus program, and the award of stock options to executive officers).

Compensation Committee Charter. In March 2005, the charter of the Compensation Committee was amended and restated to comply with NYSE requirements. A copy the current charter is available free of charge on our website at http://www.knighttrans.com/shareholders/corpgov/charterofcompcom.cfm, and is available in print to any shareholder who requests it.

Additional Information. Additional information concerning the Compensation Committee and Compensation Committee interlocks, as well as the Committee’s Report on Executive Compensation for fiscal 2004, are set forth under “Executive Compensation.”

The Executive Committee

The Executive Committee of the Board was established in November 2000. The Executive Committee is authorized to act on behalf of the Board of Directors when the Board of Directors is not in session. The current members of the Executive Committee are Kevin P. Knight, Gary J. Knight, Donald A. Bliss, and Mark Scudder. The Executive Committee did not meet in 2004.

Director Compensation

The Board of Directors, upon the recommendation of our Compensation Committee, establishes the form and amount of compensation paid to directors who are not 10% shareholders, officers, or employees of the Company (“Outside Directors”). In 2004, our Outside Directors received annual compensation of $6,000, plus a fee of $550 for attending each meeting of the Board of Directors, a fee of $350 for attending Audit Committee meetings, a fee of $300 for attending Compensation Committee meetings, and a fee of $250 for attending all other Board committee meetings. In addition, the Audit Committee Chairman received an annual fee of $1,500, in addition to other director fees, and the Compensation Committee Chairman received an annual fee of $500, in addition to other director fees. We also reimburse directors for travel and other related expenses incurred in attending a meeting.

Outside Directors have the option to accept shares of our Common Stock in lieu of cash compensation and fees for their service on the Board and its committees. If this option is elected, we issue Common Stock on February 15 and August 15 of each year in payment of accrued compensation and fees for the preceding six month periods ending December 31 and June 30, respectively. The number of shares issued is determined by dividing the amount of the accrued compensation and fees by the closing market price of our Common Stock as of the trading day prior to issuance.

Historically, upon their election or appointment to the Board, Outside Directors have received an automatic non-qualified stock option grant covering 2,500 shares of Common Stock with an exercise price equal to 85% of the fair market value on the date of grant. However, in March 2005, we amended our stock option plan to prohibit the grant of any stock options with an exercise price below the fair market on the date of grant. As a result, the exercise price of initial stock option grants to Outside Directors, including the grant to Kathryn L. Munro this year, is now equal to the fair market value on the date of grant.

In addition to the initial stock option grant, in 2003 we adopted an annual stock option grant program for Outside Directors. Under this program, Outside Directors receive a non-qualified stock option grant covering 500 shares of Common Stock on June 1 of each calendar year. The exercise price of these options is the fair market value on the date of grant. In connection with this program, Outside Directors who had served on the Board for at least three years as of December 31, 2002, were granted a catch-up, non-qualified stock option for 1,000 shares of Common Stock at an exercise price equal to the fair market value on June 2, 2003, the date of grant. Except for the 1,000 share catch-up option described in the preceding sentence, all non-qualified stock options granted to an Outside Director, including the initial grant, are forfeitable if the Outside Director resigns within one year of the date of grant.

Directors who are employees or 10% shareholders of the Company do not receive compensation for Board or committee service. We do, however, reimburse them for travel and other related expenses.

Other Board and Corporate Governance Matters

Director Evaluation Program. The Nominating and Corporate Governance Committee is responsible for developing and implementing a director evaluation program to measure the individual and collective performance of directors and the fulfillment of their responsibilities to the Company’s shareholders, including an assessment of the Board’s compliance with applicable corporate governance requirements and identification of areas in which the Board might improve its performance. The Nominating and Corporate Governance Committee also is responsible for developing and recommending to the Board of Directors for approval an annual self-evaluation process for the Board designed to assure that directors contribute to the Company’s corporate governance and to its performance.

Director Orientation and Training. The Nominating and Corporate Governance Committee is responsible for developing and implementing an orientation program for new directors. Under this program, new non-management directors are provided with a variety of materials to assist them in familiarizing themselves with the Company, its management structure and operations, and key legal, financial, risk management, and operational issues, as well as the policies, procedures, and responsibilities of the Board and its committees. New non-management directors also meet with members of our senior management and other non-management directors as part of their orientation.

The Company periodically provides materials to directors on various subjects to assist them in understanding the Company’s business and operations and in effectively discharging their duties.

Authority to Engage Advisors. Each of the Audit Committee and the Nominating and Corporate Governance Committee is conferred by its charter with explicit authority to engage its own independent advisors, including legal counsel, accountants, and, in the case of the Nominating and Corporate Governance Committee, search firms, at the Company’s expense.

Management Succession Planning. In November 2004, the Board of Directors adopted a management succession plan which identifies emergency and potential long-term successors to the Company’s Chief Executive Officer, President, Chief Financial Officer and certain other key members of senior management. The Nominating and Corporate Governance Committee, following consultation with the Company’s Chief Executive Officer, is responsible for making an annual report to the Board of Directors with regard to management succession planning. After reviewing this report and consulting with the members of the Nominating and Corporate Governance Committee and the Chief Executive Officer, the Board of Directors will make any changes or updates to the management succession plan that it determines are appropriate.

Executive Officers and Certain Significant Employees of the Company

The following table sets forth, as of March 31, 2004, certain information regarding our executive officers and Casey Comen, a significant employee of the Company. Although Mr. Comen is expected to make significant contributions to our business, we do not regard him to be an executive officer because he reports to Gary Knight, who heads our sales function.

Name	Age	Position
Kevin P. Knight	48	Chairman of the Board and Chief Executive Officer
Timothy M. Kohl	57	President and Secretary
Gary J. Knight	53	Vice Chairman of the Board
Keith T. Knight	50	Executive Vice President
David A. Jackson	29	Chief Financial Officer
Casey Comen	51	Executive Vice President of Sales

Keith T. Knight has served as our Executive Vice President since 1993, and has been an officer of the Company since 1990. He has served as a director of the Company since 1990. From 1977 until 1990, Mr. Knight was employed by Swift, where he was a Vice President and Manager of Swift’s Los Angeles terminal.

David A. Jackson joined us in April 2000. He has served as our Chief Financial Officer since January 2004. Prior to his appointment as Chief Financial Officer, Mr. Jackson served as our Corporate Purchasing Manager from April 2000 until July 2002, and as the Owner Operator Program Director from July 2002 until January 2004. Mr. Jackson graduated from Arizona State University in 2000 with a degree in Global Business with a specialization in Finance.

Casey Comen has served as our Executive Vice President of Sales since March 2004. Prior to joining the Company, Mr. Comen was employed by Swift, where he most recently served as the Vice President of Sales and Marketing from 1997 through January 2004.

See “Proposal No. 1 - Election of Directors” for information concerning the business experience of Timothy M. Kohl. See “Continuing Directors” for information concerning the business experience of Kevin P. Knight and Gary J. Knight.

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC reports of ownership and changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than 10% beneficial owners are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely upon a review of the copies of such reports furnished to the Company, or written representations that no other reports were required, we believe that during the 2004 fiscal year, all Section 16(a) filing requirements applicable to our directors, executive officers and greater than 10% beneficial owners were complied with, except that David A. Jackson did not timely file a Form 3 following his appointment as an officer of the Company in January 2004. Copies of Section 16(a) forms that our directors and executive officers file with the SEC are accessible through our website at http://www.knighttrans.com/shareholders/.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information concerning the annual and long-term compensation for services rendered in all capacities to the Company during each of the three fiscal years ended December 31, 2004, 2003, and 2002, of those persons who were, at December 31, 2004, (i) our Chief Executive Officer and (ii) our three other most highly compensated executive officers with an aggregate annual salary and bonus exceeding $100,000 for the fiscal year ended December 31, 2004 (collectively, the “Named Executive Officers”).

Long-Term Compensation
	Annual Compensation				Awards		Payouts
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Award(s) ($)	Securities Underlying Options/ SARs (#)(1)	LTIP Payouts ($)	All Other Compensation(2) ($)

Kevin P. Knight, Chairman and Chief Executive Officer	2004 2003 2002	383,846 308,249 265,000	191,820 78,000 --	-- -- --	-- -- --	45,000 -- --	-- -- --	10,925 625 1,785

Gary J. Knight, Vice Chairman	2004 2003 2002	272,789 279,422 265,000	56,875 58,000 --	-- -- --	-- -- --	15,000 -- --	-- -- --	6,025 625 2,365

Keith T. Knight, Executive Vice President	2004 2003 2002	283,654 273,647 265,000	72,500 56,000 --	-- -- --	-- -- --	15,000 -- --	-- -- --	4,625 625 1,965

Timothy M. Kohl, President and Secretary	2004 2003 2002	222,692 187,320 140,310	80,850 50,000 25,000	-- -- --	-- -- --	15,000 15,000 18,750	-- -- --	1,210 1,210 1,462

(1)
Amounts for 2002 and 2003 have been adjusted to reflect a 3-for-2 stock split treated as a dividend, effected on July 20, 2004, of one share of Common Stock for every two shares of Common Stock outstanding.

(2)
In 2004, 2003, and 2002, compensation included in the category of “All Other Compensation” for each of the Named Executive Officers includes Company contributions in the amount of $625, for each year, to the Knight Transportation, Inc. 401(k) Plan. The balance of the compensation included in “All Other Compensation” for each of the Named Executive Officers in 2004, 2003, and 2002 represents the annual economic benefit of premium payments made by the Company under life insurance policies maintained for each of the Named Executive Officers.

Options/SAR Grants in Last Fiscal Year

The following table sets forth stock options granted to Named Executive Officers in the fiscal year ended December 31, 2004:

	Individual Grants					Potential Realizable Value At Assumed Annual Rates of Stock Price Appreciation for Option Term
Name	Number of Securities Underlying Option/SARs Granted (#)	Percentage of Total Options/SARs Granted to Employees in Fiscal Year	Exercise or Base Price ($/Share)	Market Price At Dates of Grant ($/Share)	Expiration Date	5% ($)	10% ($)

Kevin P. Knight	45,000 (1)	6.5%	18.86	18.86	8/5/2014	533,700	1,352,700

Gary J. Knight	15,000 (1)	2.2%	18.86	18.86	8/5/2014	177,900	450,900

Keith T. Knight	15,000 (1)	2.2%	18.86	18.86	8/5/2014	177,900	450,900

Timothy M. Kohl	15,000 (1)	2.2%	18.86	18.86	8/5/2014	177,900	450,900

(1)
The option is exercisable with respect to 20% of the shares covered thereby on December 31, 2004 and is exercisable with respect to an additional 5% of the shares covered thereby at the end of each calendar quarter thereafter. The option will be fully exercisable on December 31, 2008.

Except as set forth above, no stock options or stock appreciation rights (SARs) were granted during the 2004 fiscal year to any of the Named Executive Officers.

Aggregated Options/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Value Table

None of the Named Executive Officers exercised stock options during the fiscal year ended December 31, 2004. The following table sets forth information with respect to the stock option holdings of the Named Executive Officers and the value of those stock options at December 31, 2004. The number of shares of Common Stock underlying options and option exercise prices have been adjusted to reflect:

•	a 3-for-2 stock split treated as a dividend, effected on June 1, 2001, of one share of Common Stock for every two shares of Common Stock outstanding;

•	a 3-for-2 stock split treated as a dividend, effected on December 28, 2001, of one share of Common Stock for every two shares of Common Stock outstanding; and

•	a 3-for-2 stock split treated as a dividend, effected on July 20, 2004, of one share of Common Stock for every two shares of Common Stock outstanding.

			Number of Securities Underlying Unexercised Options/SARs at Fiscal Year-End		Value of Unexercised In-the- Money Options/SARs at Fiscal Year-End ($)
Name	Shares Acquired on Exercise (#)	Value Realized ($)	Exercisable	Unexercisable	Exercisable(1)	Unexercisable(1)
Kevin P. Knight	--	--	9,000(2)	36,000(3)	53,460	213,840
Gary J. Knight	--	--	3,000(4)	12,000(5)	17,820	71,280
Keith T. Knight	--	--	3,000(4)	12,000(5)	17,820	71,280
Timothy M. Kohl	--	--	55,876(6)	83,998(7)	1,060,825	1,138,698

(1)	Based on the $24.80 last reported sale price of the Common Stock on the New York Stock Exchange on December 31, 2004.

(2)	Option to purchase 9,000 shares at an exercise price of $18.86 per share granted in August 2004.

(3)
Option to purchase 36,000 shares at an exercise price of $18.86 per share granted in August 2004 that becomes exercisable in 2,250 share increments at the end of each calendar quarter beginning in March 2005.

(4)	Option to purchase 3,000 shares at an exercise price of $18.86 per share granted in August 2004.

(5)
Option to purchase 12,000 shares at an exercise price of $18.86 per share granted in August 2004 that becomes exercisable in 750 share increments at the end of each calendar quarter beginning in March 2005.

(6)
Includes (i) option to purchase 10,125 shares at an exercise price of $5.04 per share granted in March 1999, (ii) option to purchase 31,500 shares at an exercise price of $4.28 per share granted in October 2000, (iii) option to purchase 11,251 shares at an exercise price of $7.33 per share granted in September 2001, and (iv) option to purchase 3,000 shares at an exercise price of $18.86 per share granted in August 2004.

(7)
Includes (i) option to purchase 15,750 shares at an exercise price of $4.28 per share granted in October 2000 that becomes exercisable in October 2005, (ii) option to purchase 22,498 shares at an exercise price of $7.33 per share granted in September 2001 that becomes exercisable with respect to one-half of the shares covered thereby in September 2005 and all of the shares covered thereby in September 2006, (iii) option to purchase 18,750 shares at an exercise price of $12.67 per share granted in June 2002 that becomes exercisable in annual, one-third increments beginning in June 2005, (iv) option to purchase 15,000 shares at an exercise price of $16.55 per share granted in June 2003 that becomes exercisable in annual, one-third increments beginning in May 2006, and (v) option to purchase 12,000 shares at an exercise price of $18.86 per share granted in August 2004 that becomes exercisable in 750 share increments at the end of each calendar quarter beginning in March 2005.

Employment Agreements

We currently do not have any employment contracts, severance, or change-of-control agreements with any of our Named Executive Officers.

Upon Randy Knight’s retirement as Chairman in 1999, we entered into a consulting agreement with Mr. Knight. The consulting agreement provides for our payment to Mr. Knight of an annual consulting fee of $50,000, and is terminable at any time by either party. Mr. Knight presently provides consulting services under the agreement through a limited liability company that he controls.

Stock Option Plan

We maintain a stock option plan that is designed to enable directors, officers, and certain key employees of the Company, including drivers, to participate in the ownership of the Company. The stock option plan is administered by the Compensation Committee, and permits the grant of incentive and non-qualified stock options, as well as restricted stock awards. In March 2005, our Board of Directors adopted amendments to the stock option plan which provide that no future stock options granted under the plan may have an exercise price that is less than the fair market value of the Common Stock on the date of grant and specifically prohibit the repricing of any stock options granted under the plan. Additional information concerning the stock option plan is set forth under “Proposal No. 2 - Approval of Amendment to 2003 Stock Option Plan.”

401(k) Plan

We also sponsor a 401(k) Plan. The 401(k) Plan is a profit sharing plan that permits voluntary employee contributions on a pre-tax basis under section 401(k) of the Internal Revenue Code. Under the 401(k) Plan, a participant may elect to defer, and have us contribute to his or her 401(k) Plan account, a portion of his or her compensation. The 401(k) Plan also provides that we may make a discretionary matching contribution, which for fiscal 2004 was a maximum of $625 per participant. The 401(k) Plan’s assets are held and managed by an independent trustee. Under the 401(k) Plan, participants have the right to direct the investment of employee and employer contributions among several mutual funds. The 401(k) Plan also permits participants to direct the trustee to purchase shares of our Common Stock on the open market up to a maximum of 20% of their 401(k) Plan account balance. Our senior executives and certain other key employees are not permitted to participate in the 401(k) Plan feature that allows them to purchase our Common Stock in their 401(k) Plan accounts.

Our discretionary matching contributions to a participant’s account vest over five years and are held in trust until distributed pursuant to the terms of the 401(k) Plan. An employee is eligible to participate in the 401(k) Plan if he has attained age 19 and completed 1,000 hours of service within a 12 month period. Distributions from participant accounts are not permitted before age 59-1/2, except in the event of death, disability, separation from service, or certain financial hardships.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee currently is, and during 2004 was, comprised of Mark Scudder and G.D. Madden, with Mr. Scudder serving as Chairman. Neither member of the Compensation Committee is or has been an officer or employee of the Company. Mr. Scudder is a principal of Scudder Law Firm, which provided legal services to the Company in 2004 and which will provide such services in 2005. The amount of fees paid to Scudder Law Firm by the Company did not exceed 5% of Scudder Law Firm’s gross revenues for the year ended December 31, 2004. During 2004, none of our executive officers served as a member of the board of directors or compensation committee (or other committee performing equivalent functions) of any entity that had one or more executive officers serving as a member of our Board of Directors. See “Certain Relationships and Related Transactions” for a description of certain transactions between us and our other directors, executive officers, or their affiliates, and “Corporate Governance - The Board of Directors and Its Committees - Director Compensation” for a description of compensation of the members of the Compensation Committee.

Compensation Committee Report on Executive Compensation

The Compensation Committee Report on Executive Compensation and the Stock Performance Graph that follow shall not be deemed to be incorporated by reference into any filing made by us under the Securities Act of 1933 or the Exchange Act, notwithstanding any general statement contained in any such filings incorporating this Proxy Statement by reference, except to the extent we incorporate such report or graph by specific reference.

The Compensation Committee of the Board of Directors has furnished the following Report on Executive Compensation:

Compensation Committee Report on Executive Compensation

Historically, the Compensation Committee has annually reviewed the compensation of the Company’s senior executive officers and made recommendations regarding such compensation to the entire Board of Directors. In accordance with changes in the Committee’s charter, beginning in 2005 the Committee will be solely responsible for determining and approving the annual compensation of the Company’s Chief Executive Officer. The Committee will continue to annually review and make recommendations to the entire Board concerning the compensation of the Company’s other executive officers.

Compensation Philosophy. The Compensation Committee believes that the compensation program for the Company’s executive officers should be administered in accordance with a pay-for-performance philosophy to link executive compensation with the values, objectives, business strategy, management incentives, and financial performance of the Company. The Company’s compensation program for senior executive officers generally consists of three components:

•	a base salary;

•	a performance-based annual bonus determined primarily by reference to objective financial and operating criteria; and

•	long-term incentives in the form of stock option or other stock-based awards or grants.

Each element of the Company’s compensation program serves a somewhat different purpose. The Committee’s philosophy is to pay base salaries at levels that reward executives for ongoing performance and that enable the Company to attract, motivate and retain highly qualified executives. The annual bonus program is designed to reward executives for their contributions to the Company’s financial and operating performance and is based primarily upon the Company’s financial results and certain operating statistics that the Committee identifies as important to the Company. Stock-based awards are intended to align executive and shareholder long-term interests by creating a strong and direct link between executive pay and shareholder return. Historically, the Chief Executive Officer, as well as other members of the Knight family in the Company’s senior management, have not received stock options as a component of their compensation, in part due to their holdings of the Company’s Common Stock. However, as a result of a significant decrease in recent years in the percentage of the Company’s outstanding securities owned by members of the Knight family (both individually and as a group) and a desire to link a portion of the compensation of all members of senior management to shareholder returns, in 2004 the Compensation Committee determined to introduce stock options as an element of compensation for all executive officers, including members of the Knight family.

The Compensation Committee believes that the mix of short- and long-term compensation components described above provides a balanced approach that will enable the Company to attract and retain highly-qualified executives, reward those executives for their contributions to the Company’s growth and profitability, and ensure that the incentives of the Company’s executives are aligned with the best interests of the Company’s shareholders.

Compensation of the Chief Executive Officer. In July 2004, the Compensation Committee recommended significant changes to the compensation package of Kevin P. Knight, the Company’s Chief Executive Officer. In reviewing the Chief Executive Officer’s compensation, the Committee concluded that historically he has been under-compensated according to market standards, and that it would be in the best interests of the Company to more closely align the Chief Executive Officer’s compensation with market standards. In reaching this conclusion, the Committee reviewed and considered:

•	the financial performance and shareholder returns generated under the Chief Executive Officer’s leadership;

•	the Chief Executive Officer’s effectiveness in building organizational talent and depth, executing the Company’s growth strategy, and fostering a strong investor following; and

•
public disclosures regarding the compensation of the chief executive officers of (i) nine other publicly traded dry van truckload carriers, (ii) a subgroup of five other high market capitalization publicly traded dry van truckload carriers, and (iii) four other high growth publicly traded transportation companies that were deemed leaders in their respective segments (truckload, less-than-truckload, rail, and logistics).

In light of the foregoing, the Compensation Committee recommended the adoption of the following compensation package for the Chief Executive Officer, which it believes as a whole represents compensation that is consistent with that earned by chief executive officers at similarly situated companies:

•	Salary. The Committee recommended that the annual salary of the Chief Executive Officer be increased from $340,000 to $460,000, with such increase to be effective in August 2004. In arriving at this recommendation, the Committee considered the Chief Executive Officer’s preference that the fixed component of his compensation be set at a level below $500,000 in keeping with the Company’s cost-conscious culture and philosophy of linking a significant portion of executive compensation to corporate performance.

•
Bonus. The Committee recommended the adoption of a performance-based bonus opportunity for the Chief Executive Officer under which he was eligible to receive a maximum cash bonus equal to 50% of his new annual base salary. Under the bonus arrangement, the first half of the Chief Executive Officer’s bonus opportunity was based upon the following three equally-weighted criteria:

·	revenue growth of at least 10% and earnings per share growth of at least 15% versus fiscal 2003;

∙	accounts receivable days sales outstanding (DSO) at or below specified target for the second half of 2004; and

∙	in the Committee’s discretion based on its evaluation of the overall performance of the executive.

The second half of the bonus opportunity was based on the following factors:

∙	one-half based upon a successful launch of the Company’s refrigerated subsidiary, in the judgment of the Compensation Committee;

∙	one-fourth for earnings per share growth of at least 18% versus 2003; and

∙	one-fourth for earnings per share growth in excess of 22% versus 2003.

Following the Company’s announcement of financial results for the year ended December 31, 2004, the Compensation Committee determined that, except for the accounts receivable DSO target, all of the objective elements under the 2004 bonus program for the Chief Executive Officer were satisfied. With regard to the general subjective component, the Committee determined that a full award was appropriate, based upon numerous factors, including, but not limited to, the successful opening of two new dry van operations centers, strong revenue and earnings per share growth, and better than anticipated operating margins. With regard to the component based upon the opening of the Company’s refrigerated subsidiary, the Committee also determined that a full award was appropriate, based upon the revenue and profitability of that subsidiary to date. As a result of the foregoing, the Committee recommended that the Chief Executive Officer be awarded a bonus of $191,820 for 2004.

•
Stock Options. As noted above, the Compensation Committee determined that there is considerable benefit in ensuring that a portion of the compensation of each of the Company’s senior executives is tied to the Company’s long-term performance as reflected by appreciation in its stock price. As a result, in lieu of further increases in the Chief Executive Officer’s salary or bonus to bring his compensation package more in line with market standards, the Compensation Committee determined to grant to the Chief Executive Officer an option to purchase 45,000 shares of the Company’s Common Stock with an exercise price equal to the fair market value of the underlying Common Stock on the date of grant.

Compensation of Other Executive Officers. In July 2004, the Compensation Committee reviewed and made the following recommendations regarding the compensation of the Company’s other senior executive officers:

•
Salaries. The Compensation Committee recommended that: (i) the annual base salary of the Timothy M. Kohl be increased from $200,000 to $245,000 in recognition of his promotion to the position of President of the Company and the increase in responsibilities attendant to his new position; (ii) the annual base salary of Gary J. Knight be reduced from $290,000 to $227,500 in connection with a reduction in his time commitment associated with his transition from the position of President to the position of Vice Chairman; and (iii) the annual base salary of Keith T. Knight, the Company’s Executive Vice President and manager of its California operations, be increased from $280,000 to $290,000.

•
Bonuses. The Compensation Committee recommended the adoption of a performance-based bonus opportunity under which Timothy M. Kohl was eligible to receive a cash bonus of up to 40% of his new base salary, and each of Gary J. Knight and Keith T. Knight was eligible to receive a cash bonus of up to 30% of his new base salary. The factors used to determine the amount of bonus payments to these executives, and the weighting of those factors, were identical to the factors and weighting set forth above in the description of the Chief Executive Officer’s bonus. Pursuant to these arrangements, the Compensation Committee recommended 2004 bonuses in the following amounts: Timothy M. Kohl - $80,850; Gary J. Knight - $56,875; and Keith T. Knight - $72,500.

•
Stock Options. In 2004, the Compensation Committee granted to each of Timothy M. Kohl, Gary J. Knight, and Keith T. Knight an option to purchase 15,000 shares of the Company’s Common Stock with an exercise price equal to the fair market value of the underlying Common Stock on the date of grant.

The Committee believes that the annual salaries and other compensation of the Company’s Chief Executive Officer and other senior executive officers described above were reasonable compared to similarly situated executives of other transportation companies.

Mark Scudder, Chairman
G. D. Madden, Member

February 11, 2005

STOCK PERFORMANCE GRAPH

The following graph compares the cumulative total shareholder return of the Company’s Common Stock with the cumulative total shareholder return of the Standard & Poor’s (“S&P”) 500 Index and the Dow Jones Transportation Average Index for the period commencing December 31, 1999, and ending December 31, 2004.

	12/31/1999	12/31/2000	12/31/2001	12/31/2002	12/31/2003	12/31/2004
Knight Transportation	$100.0	$112.2	$158.4	$177.2	$216.3	$314.1
S&P 500	$100.0	$90.9	$80.1	$62.4	$80.3	$89.0
Dow Jones Transportation Average	$100.0	$99.0	$88.7	$77.6	$101.0	$127.6

The stock performance graph assumes $100 was invested on December 31, 1999, and that all dividends were reinvested. There can be no assurance that the Company’s stock performance will continue into the future with the same or similar trends depicted in the graph above. The Company will not make or endorse any predictions as to future stock performance.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT

The following table sets forth, as of March 31, 2005, the number and percentage of outstanding shares of our Common Stock beneficially owned by each person known by us to beneficially own more than 5% of such stock, by each Named Executive Officer and director of the Company, and by all directors and executive officers of the Company as a group. Share numbers and other information for William Blair & Company, L.L.C. (“William Blair”) and Wasatch Advisors, Inc. (“Wasatch”) included in the following table and notes are as of December 31, 2004, and solely based upon Schedules 13G/A filed with the SEC on January 10, 2005 and March 10, 2005, respectively. The Company had outstanding 56,793,941 shares of Common Stock as of March 31, 2005.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)	Percent of Class(2)

Kevin P. Knight(3)	4,329,008	7.6%
Gary J. Knight(4)	5,099,163	9.0%
Keith T. Knight(5)	4,696,984	8.3%
Randy Knight(6)	4,421,069	7.8%
Timothy M. Kohl(7)	70,604	*
Donald A. Bliss(8)	21,814	*
G.D. Madden(9)	21,654	*
Mark Scudder(10)	7,338	*
Michael Garnreiter(11)	4,956	*
Kathryn L. Munro	--	*
William Blair & Company, L.L.C.(12)	3,626,034	6.4%
Wasatch Advisors, Inc. (13)	2,845,994	5.0%

All directors and executive officers as a group (11 persons) (14)	18,676,840	32.9%
           ________________________

*	Represents less than 1.0% of the outstanding Common Stock.

(1)
The address of each Named Executive Officer and director is 5601 West Buckeye Road, Phoenix, Arizona 85043. The address of William Blair is 222 West Adams Street, Chicago, Illinois 60606. The address of Wasatch is 150 Social Hall Avenue, Salt Lake City, UT 84111.

(2)
In accordance with applicable rules under the Exchange Act, the number of shares indicated as beneficially owned by a person includes shares of Common Stock underlying options that are currently exercisable or will be exercisable within 60 days from March 31, 2005. Shares of Common Stock underlying stock options that are currently exercisable or will be exercisable within 60 days from March 31, 2005, are deemed to be outstanding for purposes of computing the percentage ownership of the person holding such options and the percentage ownership of any group of which the holder is a member, but are not deemed outstanding for purposes of computing the percentage ownership of any other person.

(3)
Includes: (a) 3,893,363 shares held directly by Kevin P. Knight; (b) 384,603 shares beneficially owned by Kevin P. Knight over which he and his wife, Sydney Knight, exercise sole voting and investment power pursuant to a revocable living trust; (c) 24,300 shares beneficially owned by Kevin P. Knight held by an entity which he controls; (d) 12,962 shares held by the Kevin P. and Sydney B. Knight Family Foundation over which Kevin P. Knight and his wife, Sydney Knight, as officers of the Foundation, exercise sole voting and investment power on behalf of the Foundation; (e) 2,530 shares owned by a minor child who shares the same household; and (f) 11,250 shares covered by a stock option granted to Kevin P. Knight that is currently exercisable or that will become exercisable within 60 days.

(4)
Includes: (a) 5,087,819 shares beneficially owned by Gary J. Knight over which he exercises sole voting and investment power as a trustee under a revocable trust agreement; (b) 7,594 shares owned by minor children who share the same household; and (c) 3,750 shares covered by a stock option granted to Gary J. Knight that is currently exercisable or that will become exercisable within 60 days.

(5)
Includes: (a) 4,685,640 shares beneficially owned by Keith T. Knight over which he and his wife, Fawna Knight, exercise sole voting and investment power as trustees under a revocable trust agreement; (b) 7,594 shares owned by minor children who share the same household; and (c) 3,750 shares covered by a stock option granted to Keith T. Knight that is currently exercisable or that will become exercisable within 60 days.

(6)
Includes: (a) 3,304,900 shares beneficially owned by Randy Knight over which he exercises sole voting and investment power as a trustee under a revocable trust agreement; (b) 1,102,336 shares held by a limited liability company for which Mr. Knight acts as manager and whose members include Mr. Knight and trusts for the benefit of his four children; and (c) 13,833 shares owned by a child who shares the same household and over which Mr. Knight exercises voting power.

(7)
Includes: (a) 69,854 shares held directly by Timothy M. Kohl; and (b) 750 shares covered by a stock option granted to Mr. Kohl that is currently exercisable or that will become exercisable within 60 days.

(8)
Includes: (a) 18,814 shares beneficially owned by Donald A. Bliss over which he exercises sole voting and investment powers under a revocable trust agreement; and (b) 3,000 shares covered by stock options granted to Mr. Bliss that are currently exercisable or that will become exercisable within 60 days.

(9)
Includes: (a) 5,997 shares held directly by G.D. Madden; and (b) 15,657 shares covered by stock options granted to Mr. Madden that are currently exercisable or that will become exercisable within 60 days.

(10)
Includes; (a) 4,338 shares held directly by Mark Scudder; and (b) 3,000 shares covered by stock options granted to Mr. Scudder that are currently exercisable or that will become exercisable within 60 days.

(11)
Includes: (a) 456 shares held directly by Michael Garnreiter; and (b) 4,500 shares covered by stock options granted to Mr. Garnreiter that are currently exercisable or that will become exercisable within 60 days.

(12)	William Blair has sole voting power and sole dispositive power over 3,626,034 shares. It has shared voting power and shared dispositive power over no shares.

(13)	Wasatch has sole voting power and sole dispositive power over 2,845,994 shares. It has shared voting power and shared dispositive power over no shares.

(14)
The only current executive officer of the Company, other than the Named Executive Officers, is David A. Jackson, our Chief Financial Officer. The information included in the calculation of security ownership of all directors and executive officers as a group includes 4,250 shares covered by stock options granted to Mr. Jackson that are currently exercisable or that will become exercisable within 60 days.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Lease of Property from Affiliate

Our headquarters and principal place of business is located at 5601 West Buckeye Road, Phoenix, Arizona, on approximately 65 acres, approximately 57 of which are owned by the Company and 8 of which are leased from Randy Knight, a director and principal shareholder of the Company. The property we lease from Randy Knight includes terminal and operating facilities.

In March 2004, we exercised our option to extend our lease with Randy Knight for five (5) years, until April 30, 2009. The current monthly base rent under the lease is $7,150. In addition to base rent, the lease requires us to pay our share of all expenses, utilities, taxes, and other charges. The purchase and lease agreements we have entered with Randy Knight include cross-indemnities relating to liabilities and expenses arising from the use and occupancy of the property by the parties to the agreements.

We made total payments under this lease of approximately $92,000 to, or on behalf of, Mr. Knight during 2004.

Investments in Affiliates

Concentrek. In April 1999, we invested $200,000 to acquire a 17% equity interest in Concentrek, Inc. (“Concentrek”), formerly known as KNGT Logistics, Inc., with the intent of investing in the non-asset transportation business. Kevin Knight, Gary Knight, Keith Knight, and Randy Knight also are investors in Concentrek, and collectively hold approximately 43% of Concentrek’s issued and outstanding stock. Our investment in Concentrek was approved by a majority of our Outside Directors. We hold non-voting Class A Preferred Stock in Concentrek, which is preferred in the event of liquidation, dissolution, sale, or merger, and with respect to the payment of dividends, over all other classes of stock, including the stock held by members of the Knight family. The Class A Preferred Stock has preferential rights in the event that Concentrek issues additional shares of stock under certain circumstances, and limited voting rights with respect to any merger, consolidation, sale of substantially all of Concentrek’s assets, and certain other major corporate events.

We have made loans to Concentrek to fund a portion of its start-up costs. These loans are evidenced by two promissory notes having an outstanding principal amount of approximately $2.0 million at December 31, 2004. The first note, which is convertible into Concentrek’s Class A Preferred Stock, evidences a loan of $824,500 by the Company through an affiliated limited liability company. The second note evidences a loan by the Company directly to Concentrek. At December 31, 2004, approximately $1.2 million was outstanding on the second note. The two notes are on parity with one another and secured by a first priority lien on Concentrek’s assets. Kevin Knight, Gary Knight, Keith Knight, and Randy Knight, along with other unrelated Concentrek shareholders, have personally guaranteed repayment of the second note. Through the same limited liability company utilized by the Company in connection with the first note described above, Kevin, Gary, Keith, and Randy Knight also have made loans to Concentrek to fund start-up costs. At December 31, 2004, the aggregate amount outstanding on these loans by the Knights was approximately $4.0 million. Both of the notes representing the Company’s loans have priority over the loans made by the Knights. As such, we believe our investment has been structured to limit our exposure to Concentrek’s business risk.

Knight Flight. In November 2000, we invested $1.7 million in Knight Flight Services, LLC (“Knight Flight”), which acquired and operates a Cessna Citation 560 XL jet aircraft. The cost of the aircraft to Knight Flight was $8.9 million, and the aircraft is leased to Pinnacle Air Charter, L.L.C., an unaffiliated entity, which leases the aircraft on behalf of Knight Flight. As a result of our investment, we acquired a 19% in Knight

Flight. The acquisition of our interest in Knight Flight was approved by a disinterested majority of our Board of Directors. The remaining 81% interest in Knight Flight is owned by Kevin, Gary, Keith, and Randy Knight, who personally guaranteed the balance of the purchase price (including debt incurred to finance the acquisition of the aircraft) and agreed to contribute any capital required to meet any cash short falls. Under the Knight Flight Operating Agreement, losses are allocated first to Kevin, Gary, Keith, and Randy Knight. During 2004, we paid approximately $315,000 to Knight Flight for travel services for our employees.

We recently have entered into an agreement to sell our interest in Knight Flight to Gary, Keith, and Randy Knight for approximately $1.4 million. The purchase price for the sale of our interest in Knight Flight was based upon an independent, third party appraisal. The terms of this transaction were approved by our Nominating and Corporate Governance Committee, and the sale is expected to be consummated in April 2005.

Other Transactions with Affiliates

Upon Randy Knight’s retirement as Chairman in 1999, we entered into a consulting agreement with Mr. Knight. The consulting agreement provides for our payment to Mr. Knight of annual consulting fee of $50,000, and is terminable at any time by either party. Mr. Knight presently provides consulting services under the agreement through a limited liability company that he controls. During 2004, we made payments of $50,000 to this limited liability company pursuant to the consulting agreement.

The Knight family has been involved in the transportation business for a number of years and members of the families of Kevin Knight, Gary Knight, Keith Knight, and Randy Knight have been employed by us since our inception and are employed on the same terms and conditions as non-related employees. During 2004, we employed and compensated in excess of $60,000 in total compensation five individuals who are related to our principal shareholders and senior executive officers. The aggregate total compensation paid to these five individuals in 2004 was $520,140.

See “Executive Compensation - Compensation Committee Interlocks and Insider Participation” for a description of transactions between us and members of our Compensation Committee or their affiliates.

PROPOSAL NO. 2 - APPROVAL OF AMENDMENT TO 2003 STOCK OPTION PLAN

At the Annual Meeting, our shareholders are being asked to approve a proposed amendment to the 2003 Stock Option Plan (the “2003 Plan”) to increase the number of shares of Common Stock reserved for issuance thereunder from 1,500,000 shares to 4,000,000 shares. The 2003 Plan enables certain officers, directors, and key employees, including drivers, to participate in the ownership of the Company. Upon the recommendation of the Compensation Committee, the Board of Directors has approved the proposed amendment to the 2003 Plan and has directed that it be submitted for shareholder approval at the Annual Meeting.

The Board of Directors believes that our success in executing our strategy is largely due to our talented and hard-working employees, including our drivers, and that our future success will depend on our ability to continue to attract and retain high caliber employees. We have maintained a stock option plan since 1994, and the Board believes that stock option grants have served as a highly effective recruiting and retention tool by allowing employees to share in the ownership of the Company, and have contributed to our substantial, historical revenue and earnings growth by aligning the long-term interests of our management and employees with those of our shareholders.

The 2003 Plan is our only active equity compensation plan. As of December 31, 2004, there were 2,496,160 shares of our Common Stock subject to outstanding option grants under the 2003 Plan and our prior stock option plan, and 473,236 shares of Common Stock were available for future grants under the 2003 Plan. Of the total number of shares covered by outstanding options under the 2003 Plan and our prior stock option plans at December 31, 2004, 10.3% are issuable to executive officers and directors and 89.7% are issuable to other employees.

The Compensation Committee, which administers the 2003 Plan, believes that the increase in the number of shares of Common Stock available for issuance under the 2003 Plan is necessary for the Company to continue to offer an effective and competitive equity incentive program. If the proposed amendment is not approved, there will not be a sufficient number of shares to cover stock option grants that the Compensation Committee anticipates will be made prior to the 2006 Annual Meeting of Shareholders. In that event, the Company would be forced to incur the expense of calling a special meeting of shareholders for the purpose of seeking shareholder approval of a similar amendment to the 2003 Plan or to curtail stock option grants pending the outcome of a vote at the 2006 Annual Meeting. The Compensation Committee believes that, if we are required to discontinue or significantly curtail our current stock option program, it could have an adverse impact on our ability to attract and retain employees.

The Compensation Committee recognizes its responsibility to strike a balance between shareholder concerns regarding the potential dilutive impact of stock options and other equity awards and the Company’s ability to attract, retain and reward officers and employees whose contributions are critical to the long-term success of the Company. In each of the past three fiscal years, the number of shares of Common Stock underlying stock option grants has represented less than 1.5% of the total number of shares of Common Stock outstanding as of the end of the fiscal year. The Compensation Committee expects that the additional shares requested will fund the 2003 Plan through the end of fiscal 2007.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE PROPOSED AMENDMENT TO THE 2003 STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES RESERVED FOR ISSUANCE THEREUNDER FROM 1,500,000 TO 4,000,000. Brokers do not have discretion to vote on this proposal without your instruction. If you do not instruct your broker how to vote on this proposal, your broker will deliver a non-vote on this proposal.

Description of the 2003 Plan

General. The 2003 Plan is a broad-based equity compensation plan that is designed to attract and retain directors, officers, and key employees, including drivers, to provide them with long-term incentives if we continue to achieve profitable growth, and to align their interests with the interests of our shareholders. The 2003 Plan became effective on June 1, 2003, following approval by our shareholders at the 2003 Annual Meeting, and, if not terminated earlier, will expire on February 5, 2013.

Administration. The 2003 Plan is administered by the Compensation Committee of our Board of Directors.

Eligibility and Awards. Under the 2003 Plan, options and restricted stock may be granted to any full-time employee of the Company who, in the judgment of the Compensation Committee, (i) is qualified by position, training, ability, and responsibility to contribute substantially to the progress of the Company, (ii) has a material, positive effect on the results of operations of the Company, or (iii) is a key employee or critical line employee. At December 31, 2004, we had approximately 3,465 employees, approximately 728 of whom had received stock option grants under the 2003 Plan or our prior stock option plan. To date, no restricted stock grants have been made under the 2003 Plan.

Options may be either incentive stock options, as defined in section 422 of the Internal Revenue Code (“ISOs”) or nonqualified stock options (“NSOs”). The 2003 Plan provides that an ISO may not have an exercise price that is less than 100% of the fair market value of the underlying Common Stock on the date of grant or be exercisable for a term of more than 10 years from the date of grant. However, in the case of ISOs granted to a person that holds more 10% of the voting power of the Company’s outstanding capital stock, the 2003 Plan provides that the exercise price may not be less than 110% of the fair market value of the underlying Common Stock and that the ISO may not be exercisable for a term of more than 5 years from the date of grant. In March 2005, the Board of Directors adopted amendments to the 2003 Plan to provide that the exercise price of NSOs may not be less than 100% of the fair market value of the underlying Common Stock on the date of grant. Prior to that time, the 2003 Plan had provided that NSOs could be granted at an exercise price of not less than 85% of the fair market value of the underlying Common Stock on the date of grant. (The only “below market” NSOs granted under the 2003 Plan prior the amendment were the initial 2,500 shares grants to independent directors, discussed below.) The 2003 Plan provides that NSOs may be granted for any reasonable term. Under the 2003 Plan, the exercise price of options may be paid in cash or immediately available funds or in Common Stock valued at its then-current market value.

The Compensation Committee, in its discretion, selects the persons to whom options or restricted stock will be granted, the time or times at which such options or restricted stock will be granted, and the number of shares subject to each such grant. For this reason, it is not possible to determine the benefits or amounts that will be received by any particular officer or employee, or group of officers or employees, in the future.

The 2003 Plan also provides for automatic NSO grants to independent directors serving on our Board. For purposes of the 2003 Plan, “independent directors” are members of our Board who are not officers, employees or 10% shareholders. Upon election or appointment to the Board, a new independent director receives an automatic NSO grant covering 2,500 shares. Prior to the March 2005 amendments adopted by the Board, the 2003 Plan provided that the exercise price of the initial NSO grant would be equal to 85% of the fair market value of the underlying Common Stock on the date of grant. The 2003 Plan now provides that the exercise price of the initial NSO grant to independent directors is 100% of the fair market value of the underlying Common Stock on the date of grant. In addition to the initial NSO grant, the 2003 Plan provides that independent directors receive an annual NSO grant covering 500 shares for each year of service as a director. The annual NSO grants are made on June 1 of each year to persons serving as independent directors on that date, and have an exercise price equal to the fair market value of the underlying Common Stock on the date of grant. Under the 2003 Plan, independent directors also have the option to have their directors’ fees paid in Common Stock. If an independent director makes this election, the Company will issue to the independent director, on February 15 and August 15 of each calendar year, the number of shares equal to the director fees earned as of the preceding December 31 and June 30, respectively, based on the closing market price of the Common Stock as of the last trading day preceding such February 15 or August 15.

Except independent directors’ fees paid in Common Stock, all grants made under the 2003 Plan are evidenced by a written agreement between the Company and the participant. The Compensation Committee, subject to the limitations set forth in the 2003 Plan, designates the terms and conditions of any option or restricted stock grant including, without limitation, the exercise price, vesting schedule, exercise rights, and termination or forfeiture provisions. The 2003 Plan provides that stock options are non-transferable except pursuant to the laws of descent and distribution and generally terminate upon termination of employment for reasons other than death, disability, or early or normal retirement. In March 2005, the Board adopted amendments to the 2003 Plan to explicitly prohibit the repricing of any options granted thereunder.

A participant does not have any rights as a shareholder of the Company with respect to shares of Common Stock subject to grants made under the 2003 Plan until a stock certificate representing such shares is issued to the participant.

Shares Available for Issuance. There are currently 1,500,000 shares of Common Stock reserved and available for issuance pursuant to the 2003 Plan, of which 50,000 shares are reserved for issuance to independent directors pursuant to the provisions described above. If the proposed amendment is approved, there will be 4,000,000 shares of Common Stock reserved and available for issuance pursuant to the 2003 Plan, of which 100,000 shares will be reserved for issuance to independent directors. Any shares subject to outstanding option or restricted stock grants are counted against the shares reserved and available for issuance as one share for every share subject thereto. If an option expires or is terminated without having been exercised in full, or if a restricted stock grant is forfeited, the unpurchased or forfeited shares will become available for future grant under the 2003 Plan.

The total number of shares reserved and available for issuance under the 2003 Plan is automatically adjusted, without further action by the Board or shareholders, to reflect stock dividends, stock splits, reverse stock splits, subdivisions, reorganizations, reclassifications or any similar recapitalizations that affect or modify the number of shares of outstanding Common Stock.

Mergers or Consolidations. If the Company dissolves or undergoes any reorganization, including, without limitation, a merger or consolidation with any other organization, and the Company is not the surviving entity in such reorganization and the surviving entity does not agree to assume the options granted under the 2003 Plan or to issue substitute options therefor, the options granted under the 2003 Plan may be terminated. In connection with any such termination, each participant holding unexercised options must be notified of such termination and provided a reasonable period of not less than 15 days to exercise such options to the extent such options are then exercisable. The Compensation Committee may, in its sole discretion, prescribe such terms and conditions as it deems appropriate and authorize the exercise of stock options with respect to all shares covered in the event of a merger or consolidation. Any stock option not exercised in accordance with the terms and conditions prescribed by the Compensation Committee shall terminate as of the date specified by the Compensation Committee and, simultaneously, the 2003 Plan itself shall be terminated without further action by the Company or the Board of Directors.

Amendment and Termination. The Board of Directors may terminate, suspend, discontinue, modify, or amend the 2003 Plan in any respect, except that, without the approval of our shareholders, no amendment or modification may change the number of shares of Common Stock reserved and available for issuance (other than the automatic adjustments described above), change the designation of the class of employees eligible to receive awards, decrease the price at which options may be granted, or remove the administration of the Plan from the Compensation Committee. Notwithstanding the foregoing, the Board of Directors may not terminate the 2003 Plan with respect to any outstanding option unless it gives the participant notice of termination and not less than 15 days to exercise such option to the extent then exercisable.

Stock Price. On March 31, 2005, the closing price of the Common Stock reported on the NYSE consolidated transaction reporting system was $24.67 per share.

Federal Income Tax Consequences

ISOs. An optionee is not treated as receiving taxable income upon either the grant of an ISO or upon the exercise of an ISO. However, the difference between the exercise price and the fair market value on the date of exercise is an item of tax preference at the time of exercise in determining liability for the alternative minimum tax, assuming that the Common Stock is either transferable or is not subject to a substantial risk of forfeiture under section 83 of the Internal Revenue Code. If at the time of exercise, the Common Stock is both nontransferable and is subject to a substantial risk of forfeiture, the difference between the exercise price and the fair market value of the Common Stock (determined at the time the Common Stock becomes either transferable or not subject to a substantial risk of forfeiture) will be a tax preference item in the year in which the Common Stock becomes either transferable or not subject to a substantial risk of forfeiture.

If Common Stock acquired by the exercise of an ISO is not sold or otherwise disposed of within two years from the date of its grant and is held for at least one year after the date such Common Stock is transferred to the optionee upon exercise, any gain or loss resulting from its disposition is treated as long-term capital gain or loss. If such Common Stock is disposed of before the expiration of the above-mentioned holding periods, a “disqualifying disposition” occurs. If a disqualifying disposition occurs, the optionee realizes ordinary income in the year of the disposition in an amount equal to the difference between the fair market value of the Common Stock on the date of exercise and the exercise price, or the selling price of the Common Stock and the exercise price, whichever is less. The balance of the optionee’s gain on a disqualifying disposition, if any, is taxed as capital gain.

The Company is not entitled to any tax deduction as a result of the grant or exercise of an ISO, or on a later disposition of the Common Stock received, except that in the event of a disqualifying disposition, the Company is entitled to a deduction equal to the amount of ordinary income realized by the optionee.

NSOs. An optionee does not recognize any taxable income upon the grant of an NSO, and the Company is not entitled to a tax deduction by reason of such grant. Upon exercise of an NSO, the optionee recognizes ordinary income generally measured by the excess of the then fair market value of the shares over the exercise price, and the Company is entitled to a corresponding tax deduction. Upon a disposition of shares acquired upon exercise of an NSO by the optionee, any difference between the sale price and the exercise price, to the extent not recognized as ordinary income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period. Such subsequent disposition by the optionee has no tax consequence to the Company.

Restricted Stock. Unless he or she elects to treat a restricted stock grant as ordinary income at the time the grant is made, an employee does not recognize taxable income upon the grant of restricted stock. Instead, he or she will recognize ordinary income at the time of vesting (i.e. when the restrictions on the grant lapse) equal to the fair market value of the restricted shares on the vesting date minus any amount paid for the restricted shares. At the time that the employee recognizes ordinary income in respect of the restricted stock grant, the Company would be entitled to a tax deduction for compensation expense equal to the amount of ordinary income recognized by the employee.

The foregoing is only a summary of the effect of federal income taxation upon participants and the Company under the 2003 Plan. It does not purport to be complete, and does not discuss of the tax consequences of a participant’s death or the provisions of the income tax laws of any state, municipality, or foreign country in which the participant may reside.

Accounting Treatment

Currently, employee stock option awards at or above fair market value on the date of grant typically do not result in any direct charge to the Company’s reported earnings. However, the fair market value of these awards is required to be disclosed in the notes to the Company’s financial statements. The Company must also disclose, in the notes to the financial statements, the pro forma impact of that these awards would have on the Company’s reported earnings and earnings per share if the fair value of the awards at the time of grant was treated as compensation expense.

Employee stock option awards with exercise prices below the fair market value of the date of grant result in direct compensation expense that is typically equal to the “spread” (i.e. the difference between the exercise price and the fair market value on the date of grant). Typically, this expense is amortized over the award’s vesting period.

The Financial Accounting Standards Board will require mandatory expensing of stock options for fiscal quarters commencing after June 15, 2005. Accordingly, beginning in the Company’s third fiscal quarter, we will recognize compensation expense for all unvested employee option awards as the requisite service is rendered.

Plan Benefits under the 2003 Plan

The following table sets forth certain information regarding grants of stock options made under the 2003 Plan during the year ended December 31, 2004, to: (i) each of the Named Executive Officers; (ii) all current executive officers of the Company as a group; (iii) all current directors who are not executive officers as a group; and (iv) all employees, including all current officers who are not executive officers, as a group. Grants under the 2003 Plan are made at the discretion of the Compensation Committee. Accordingly, future grants under the 2003 Plan are not determinable.

Plan Benefits 2003 Stock Option Plan

Name	Number of Shares Subject to Options Granted During 2004	Percentage of Total Shares Subject to All Options Granted During 2004	Weighted Average Exercise Price Per Share ($/Share)

Kevin P. Knight	45,000	6.5%	$18.86

Gary J. Knight	15,000	2.2%	$18.86

Keith T. Knight	15,000	2.2%	$18.86

Timothy M. Kohl	15,000	2.2%	$18.86

Executive Officer Group	95,000	13.7%	$18.86

Non-Executive Director Group	2,000	0.3%	$16.37

Employee Group	505,489	72.9%	$15.35

In addition to the stock options reflected in the preceding table, during 2004 our independent directors received an aggregate of 1,283 shares of Common Stock in payment of directors’ fees pursuant to the terms of the 2003 Plan.

Equity Compensation Plan Information

The following table provides certain information, as of December 31, 2004, with respect to our compensation plans under which shares of Common Stock are authorized for issuance. The 2003 Plan is our only active equity compensation plan. The number of shares of Common Stock reflected in column (a) of the following table is comprised of 1,002,389 shares subject to outstanding options granted under the 2003 Plan and 1,493,771 shares subject to outstanding options granted under our prior stock option plan, the 1998 Amended and Restated Stock Option Plan (the “1998 Plan”). The 1998 Plan was terminated effective as of May 31, 2003, and no additional awards may be made under that plan. The number of shares of Common Stock reflected in column (c) of the following table is comprised entirely of shares available for future grant under the 2003 Plan, and does not include the additional shares reserved for issuance thereunder contemplated by the proposed amendment. Shares of Common Stock underlying outstanding options granted under the 2003 Plan that are terminated or expire unexercised will be available for future grant.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options warrants and rights	Number of securities remaining eligible for future issuance under equity compensation plans (excluding securities reflected in column (a))
Plan category	(a)	(b)	(c)

Equity compensation plans approved by security holders	2,496,160	$11.11	473,236

Equity compensation plans not approved by security holders	0	0	0

Total	2,496,160	$11.11	473,236

PROPOSAL NO. 3 - RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has appointed Deloitte & Touche LLP (“Deloitte & Touche”) to serve as the Company’s principal independent registered public accounting firm for fiscal 2005. Deloitte & Touche also served as our principal independent registered public accounting firm in fiscal 2004. At the Annual Meeting, our shareholders are being asked to ratify the appointment of Deloitte & Touche as the Company’s independent registered public accounting firm for fiscal 2005. A representative of Deloitte & Touche is expected to be present at the Annual Meeting and to be available to respond to appropriate questions, and such representative will have an opportunity to make a statement at the Annual Meeting if he or she desires to do so.

Approval by our shareholders of the appointment of the Company’s independent registered public accounting firm is not required by law, any applicable NYSE rule, or by the Company’s organizational documents, but the Board of Directors is submitting this matter to our shareholders for ratification as a corporate governance practice. Ultimately, the Audit Committee retains full discretion and will make all determinations with respect to the appointment and retention of the independent registered public accounting firm.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

Change in Independent Registered Public Accounting Firm

As previously reported in our Current Report on Form 8-K filed with the SEC on March 23, 2004, on March 16, 2004, KPMG LLP (“KPMG”) resigned as our principal independent registered public accounting firm. The resignation related to an inability of KPMG and the Audit Committee of the Company’s Board of Directors to reach an agreement on audit and related fees for fiscal 2004.

The report issued by KPMG in connection with our financial statements for the fiscal years ended December 31, 2003, and December 31, 2002, respectively, did not contain an adverse opinion or a disclaimer of opinion, nor was either such report qualified or modified as to uncertainty, audit scope, or accounting principles, except the fiscal 2003 audit report of KPMG contained the following explanatory paragraph:

The consolidated financial statements of Knight Transportation, Inc. and subsidiaries as of December 31, 2001 and for the year then ended were audited by other auditors who have ceased operations. As described in Note 1, these consolidated financial statements have been revised to include the transitional disclosures required by Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, which was adopted by the Company as of January 1, 2002. In our opinion, the disclosures for 2001 in Note 1 are appropriate. However, we were not engaged to audit, review, or apply any procedures to the 2001 consolidated financial statements of Knight Transportation, Inc. and subsidiaries other than with respect to such disclosures and, accordingly, we do not express an opinion or any other form of assurance on the 2001 consolidated financial statements taken as a whole.

During the fiscal years ended December 31, 2003, and December 31, 2002, and the subsequent interim period preceding KPMG’s resignation on March 16, 2004, there was no disagreement with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of KPMG, would have caused KPMG to make a reference to the subject matter of such disagreement in connection with its reports, and there occurred no “reportable events” within the meaning of Item 304(a)(1)(v) of Regulation S-K.

We have provided KPMG with a copy of the foregoing statements. A copy of KPMG’s letter to the SEC, dated March 23, 2004, stating its agreement with such statements was filed as Exhibit 16.1 to our Current Report on Form 8-K filed with the SEC on March 23, 2004.

As previously reported in our Current Report on Form 8-K filed with the SEC on April 12, 2004, on that date the Audit Committee approved the engagement of Deloitte & Touche as the our principal independent registered public accounting firm for fiscal 2004. During the fiscal years ended December 31, 2003 and December 31, 2002, and the subsequent interim period through the date of our engagement of Deloitte & Touche, neither us nor anyone on our behalf consulted with Deloitte & Touche regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Principal Accounting Fees and Services

The following table shows the fees for professional services provided by Deloitte & Touche and KPMG for the audit of our annual financial statements and internal control over financial reporting for the fiscal year ended December 31, 2004, the audit of our annual financial statements for the fiscal year ended December 31, 2003, and the review of financial statements included in our quarterly reports on Form 10-Q during those periods, as well as fees billed by Deloitte & Touche and KPMG for other services rendered during those periods:

	Fiscal 2004			Fiscal 2003
	Deloitte &Touche	KPMG(1)	Total	KPMG
Audit Fees(2)	$401,506	$20,000	$421,506	$108,700
Audit-Related Fees(3)	--	--	--	--
Tax Fees(4)	--	--	--	$302,707
All Other Fees(5)	--	--	--	--
(1)	All amounts are for services provided prior to KPMG’s resignation on March 16, 2004.

(2)
Audit Fees represent fees billed for professional services rendered by the principal independent registered public accounting firm for the audit of our annual financial statements and the review of financial statements included in our quarterly reports on Form 10-Q, or services that are normally provided by such accounting firm in connection with statutory or regulatory filings or engagements for those fiscal years. In addition, Audit Fees for fiscal 2004 represent fees billed by Deloitte & Touche for the audit of our internal control over financial reporting and the attestation of management’s report on the effectiveness of internal control over financial reporting.

(3)
Audit-Related Fees represent fees billed for assurance and related services by the principal independent registered public accounting firm that are reasonably related to the performance of the audit or review of our financial statements and internal control over financial reporting. We were not billed for any Audit-Related Fees in 2004 or 2003.

(4)
Tax Fees represent fees billed for professional services rendered by the principal independent registered public accounting firm for tax compliance, tax advice, and tax planning. We were not billed for any Tax Fees in 2004. For fiscal 2003, Tax Fees were comprised of fees in respect of advice and the preparation of an opinion letter in connection with a technology investment, state tax advice and planning services, and advice in connection with the establishment of an insurance subsidiary.

(5)
All Other Fees represent fees billed for products and services provided by the principal independent registered public accounting firm, other than Audit Fees, Audit-Related Fees, and Tax Fees. We were not billed for any Other Fees in fiscal 2004 or 2003.

Since July 30, 2002, our Audit Committee has maintained a policy pursuant to which it pre-approves all audit, audit-related, tax, and other permissible non-audit services provided by our principal independent registered public accounting firm in order to assure that the provision of such services is compatible with maintaining the accounting firm’s independence. Under this policy, the Audit Committee pre-approves, on an annual basis, specific types or categories of engagements constituting audit, audit-related, tax, or other permissible non-audit services to be provided by the principal independent registered public accounting firm. Pre-approval of an engagement for a specific type or category of services generally is provided for up to one year and typically is subject to a budget comprised of a range of anticipated fee amounts for the engagement. Management and the independent registered public accounting firm are required to periodically report to the Audit Committee regarding the extent of services provided by the accounting firm in accordance with the annual pre-approval, and the fees for the services performed to date. To the extent that management believes that a new service or the expansion of a current service provided by the principal independent registered public accounting firm is necessary or desirable, such new or expanded services are presented to the Audit Committee for its review and approval prior to the engagement of the accounting firm to render such services. No audit-related, tax, or other non-audit services were approved by the Audit Committee pursuant to the de minimus exception to the pre-approval requirement under Rule 2-01, paragraph (c)(7)(i)(C), of Regulation S-X during the fiscal year ended December 31, 2004.

SHAREHOLDER PROPOSALS

To be eligible for inclusion in the Company’s proxy materials relating to the 2005 Annual Meeting of Shareholders, shareholder proposals intended to be presented at that meeting must be received in writing by the Company on or before December 15, 2005. The inclusion of any such shareholder proposals in such proxy materials will be subject to the requirements of the proxy rules adopted under the Exchange Act, including Rule 14a-8.

The Company must receive in writing any shareholder proposals intended to be considered at its 2006 Annual Meeting of Shareholders, but not included in the Company’s proxy materials relating to that meeting, by February 28, 2006. Pursuant to Rule 14(a)-4(c)(1) under the Exchange Act, the proxy holders designated by an executed proxy in the form accompanying the Company’s 2006 proxy statement will have discretionary authority to vote on any shareholder proposal that is considered at the Annual Meeting, but not received on or prior to the deadline described above.

All shareholder proposals should be sent via certified mail, return receipt requested, and addressed to Timothy M. Kohl, Secretary, Knight Transportation, Inc., 5601 West Buckeye Road, Phoenix, Arizona 85043.

See “Corporate Governance - The Board of Directors and Its Committees - Committees of the Board of Directors - The Nominating and Corporate Governance Committee” for information regarding how shareholders can recommend director candidates for consideration by the Nominating and Corporate Governance Committee.

OTHER MATTERS

The Board of Directors does not intend to present at the Annual Meeting any matters other than those described herein and does not presently know of any matters that will be presented by other parties. If any other matters are properly brought before the Annual Meeting or any adjournment thereof, the proxy holders named in the accompanying form of proxy will have discretionary authority to vote proxies on such matters in accordance with the recommendations of the Board of Directors, or, if no recommendations are given, in accordance with their judgment, unless the person executing any such proxy indicates that such authority is withheld.

Knight Transportation, Inc.

Kevin P. Knight Chairman of the Board and Chief Executive Officer

April 14, 2005

Appendix A

SECOND
AMENDED AND RESTATED
CHARTER OF THE AUDIT COMMITTEE
OF
THE BOARD OF DIRECTORS
OF
KNIGHT TRANSPORTATION, INC.

March 2, 2005

Recitals

A.  In June 1994, the Board of Directors of Knight Transportation, Inc. (the “Company”), appointed an Audit Committee, and that committee, since July 26, 1994, has maintained a written Charter specifying its duties.

B.  On May 21, 2004, the Board of Directors of the Company (the “Board”) amended and restated the Charter of the Audit Committee of the Board of Directors of Knight Transportation, Inc. (the “Charter”) to assure continued compliance with the applicable provisions of Securities and Exchange Commission (“SEC”) Release No. 34-42231 issued December 14, 1999, SEC Release No. 34-42266 issued December 22, 1999, the Sarbanes-Oxley Act of 2002 enacted July 30, 2002, and other NASDAQ listing requirements.

C.  On December 31, 2004, the Company listed on the New York Stock Exchange (“NYSE”).

D.  The Board believes that it is appropriate to amend and restate the Charter to assure continued compliance with the SEC Release No. 34-42266, the Sarbanes-Oxley Act of 2002 and the Corporate Governance Standards of the New York Stock Exchange (“NYSE”) listing requirements. Accordingly, the Charter is hereby amended and restated, in its entirety, as follows, effective as of March 2, 2005.

Charter

1.  Purpose of Audit Committee. The purpose of the Audit Committee is to provide independent and skilled guidance to the Board in fulfilling its responsibility to ensure the fairness and accuracy of the Company’s financial statements; to ensure the existence of appropriate internal financial controls; to ensure the independence of the public accounting firm engaged to audit the Company’s financial statements (the “external auditors”); to ensure compliance with legal and regulatory requirements related to financial reporting; to render the reports required of the Audit Committee pursuant to Item 306 of Regulation S-K; to allow the Company to make the disclosures required by Item 7(d)(3) of Schedule 14(A) and related Commission regulations; and to comply with the provisions of Section 10A of the Securities and Exchange Act of 1934, Section 303A of the NYSE Listed Company Manual, and the Sarbanes-Oxley Act of 2002.

In fulfilling its purpose, the Audit Committee shall review: (a) the financial reports and other financial information of the Company; (b) the Company’s systems of internal controls and procedures and disclosure controls and procedures; and (c) the Company’s auditing, accounting and financial reporting processes generally. Consistent with this purpose, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the Company’s policies, procedures and practices at all levels.

2.  Qualifications of Audit Committee. The Audit Committee shall consist of not less than three directors nor more than five directors, each of whom (i) shall not accept any consulting, advisory, or other compensatory fee from the Company or be affiliated with the Company or any of its subsidiaries, and (ii) qualifies as an “independent director” as defined by Section 303A of the NYSE List Company Manual, subject to any exceptions provided by that rule, and Rule 10A-3 promulgated under the Securities and Exchange Act of 1934. Each member of the Audit Committee shall be able to read and understand financial statements, including the Company’s balance sheet, income statement, and cash flow statement. At least one member of the Audit Committee shall be an “audit committee financial expert” who, in accordance with all applicable rules, by education and experience as a public accountant or auditor or a principal financial officer, comptroller, or principal accounting officer, or from a position involving similar functions, has, in the judgment of the Board: (i) an understanding of generally accepted accounting principles and statements and the application of such principles in connection with the accounting for estimates, accruals, and reserves; (ii) experience in the preparation of auditing of financial statements of generally comparable companies; (iii) experience with internal accounting controls; and (iv) an understanding of audit committee functions.

3.  Duties of the Audit Committee. Subject to Section 11, below, the Audit Committee will perform the following duties and have the following rights in the manner and priority the Audit Committee, in its discretion, determines to be appropriate under the circumstances:

(a)  Select and retain the Company’s external auditors, and review and pre-approve their fees and the proposed scope and plan of the annual audit;

(b)  Review the performance of the external auditors and, if appropriate, discharge and replace any external auditor;

(c)  Review and discuss the Company’s audited financial statements with the Company’s external auditors and review those matters required to be discussed by Statement of Accounting Standard (“SAS”) No. 61, as modified or supplemented from time to time;

(d)  Receive from the Company’s external auditors, formal written statements and disclosures and the letter from the Company’s external auditors required by Independent Standards Board Standard No. 1, as modified or supplemented, discuss with the external auditors their independence, and review all audit and other services performed by the external auditors for the Company to assure that such services do not compromise the external auditors’ independence;

(e)  Review any major changes to the Company’s auditing and accounting policies and practices suggested by the Company’s external auditors or by management, including as required under SAS No. 61;

(f)  Ensure that the Company’s external auditors prepare and deliver annually a formal written statement describing: (i) the auditors’ internal quality-control procedures; and (ii) any material issues raised by the most recent internal quality-control review or peer review of the auditors, or by any inquiry or investigation by governmental or other professional authorities within the preceding five years concerning one or more independent audits carried out by the auditors, and any steps taken to deal with any such issues;

(g)  Review the Company’s earnings statements and forecasts, if any, with management and with the Company’s external auditors prior to the release of such statements to the public;

(h)  Ensure that the Company’s interim financial statements are reviewed by the Company’s external auditors, as required by Item 306 of Regulation S-K, prior to the filing of such interim financial statements with the Commission as part of the Company’s report on Forms 10-Q and 10-K;

(i)  Review and pre-approve the scope of any external auditors’ work, including any non-auditing or consulting services and review and consider any relationships or services provided by the external auditors to the Company or any other affiliate of the Company or any party that may affect the objectivity or independence of the external auditors;

(j)  Ensure that the external auditors submit annually to the Company a formal written statement of fees billed for the following services: (i) audit services, (ii) audit-related services, (iii) tax services, and (iv) all other services rendered by the external auditors;

(k)  Review with the Company’s external auditors all adjustments made to the Company’s audited financial statements, including a reconciliation of any adjustments made in the audited financial statements from the Company’s quarterly interim financial statements;

(l)  Review separately with each of management and the Company’s external auditors, all financial information, disclosures, including the disclosures under Management’s Discussion and Analysis, and any significant financial reporting issues or judgments called for in connection with the preparation of the Company’s financial statements and annual and quarterly reports on Forms 10-K and 10-Q, including the adequacy and appropriateness of any reserves, policies relating to the recognition of revenue, the quality and appropriateness of the Company’s accounting principles, and any other matters which, in the judgment of the Committee or the Company’s external auditors, could have a material impact on the Company’s financial statements or annual and quarterly reports on Forms 10-K and 10-Q;

(m)  Meet with the Company’s external auditors and with management to review and assess any material financial risk exposure to the Company and the steps management has taken or plans to take to monitor and control financial risk;

(n)  Review with the Company’s external auditors and management the adequacy of the Company’s internal financial controls and reporting systems and compliance with Item 307 of Regulation S-K;

(o)  Confer with the Company’s external auditors whether any matters described in Section 10A of the Securities and Exchange Act of 1934 have come to the attention of the external auditors;

(p)  Provide, as part of the Company’s proxy filed pursuant to Regulation 14A or 14C, as applicable, the report required by Item 306 of Regulation S-K, and cause a copy of that report to be included annually in the Company’s proxy solicitation materials;

(q)  Review the external auditors’ management letter and consider any comments made by the external auditors with respect to improvements in the internal accounting controls of the Company, consider any corrective action recommended by the external auditors, and review any corrective action taken by management;

(r)  Review any areas in which management and the Company’s external auditors disagree and the reasons for such disagreement;

(s)  Review any difficulties any external auditor may have encountered with respect to performance of an audit, including, without limitation, any restrictions placed upon the scope of the audit on access to information, or any changes in the proposed scope of the audit;

(t)  Review any and all complaints received by the Company regarding accounting, internal accounting controls or auditing matters and determine, in its good faith business judgment, the proper course of action to be taken by the Audit Committee and the Company with respect to each individual complaint received, including conducting investigations or taking corrective action, to the extent necessary;

(u)  Review the performance of the Company’s Chief Financial Officer and Controller;

(v)  Report regularly, and at least quarterly, to the Company’s Board. The Audit Committee shall promptly review with the Board any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance, qualifications and independence of the Company’s independent auditors, or the performance of the Company’s internal audit functions;

(w)  Set clear hiring policies for employees or former employees of the external auditors;

(x)  Review the adequacy and direction of the internal audit function, including the appointment and replacement of the senior internal auditor; and

(y)  Periodically review the adequacy of this Charter and make any changes in the Charter as authorized pursuant to Section 13 below.

4.  Access to Information; Adequate Funding.

(a)  In order to perform its obligations, the Audit Committee shall have unrestricted access to all relevant internal and external Company information and to any officer, director or employee of the Company.

(b)  The Audit Committee shall be entitled to such funding by the Company as is reasonably necessary to perform its obligations as set forth in this Charter.

5.  Complaints, Employee Access to Audit Committee.

(a)  The Audit Committee shall establish a procedure for the receipt, retention and treatment of complaints received by the Company and Audit Committee on issues regarding accounting, internal accounting controls or auditing matters, and the confidential anonymous submission by employees of issues or concerns regarding questionable accounting or auditing matters.

(b)  Any person employed by the Company and any of the Company’s independent contractors will have access to the Audit Committee to report any matter which such person believes would be of interest to the Audit Committee or of general concern to the Audit Committee or the Board. Contacting a member of the Audit Committee to report any irregularity, questionable activity, or other matter will not subject the person making the report to discipline.

6.  Frequency of Meetings. The Audit Committee will meet each quarter prior to the release of the Company’s earnings statements to transact any business that may come before the Audit Committee. In addition, the Audit Committee will convene if a meeting is noticed by its Chairman, any member of the Audit Committee, any member of the Board, the Chief Financial Officer, or the Chief Executive Officer.

7.  Access to Legal Counsel; Other Advisors. The Audit Committee, at its request, shall have access to the Company’s outside legal counsel, and, if requested, to its own independent legal counsel, and shall also have access to other advisors or advisory services, as the Audit Committee deems necessary from time to time. The Company will pay for the cost of any such legal counsel or advisory services.

8.  Meeting Procedures.

(a)  Members of the Audit Committee shall endeavor to attend all meetings of the Committee. The Audit Committee may meet telephonically or in person and may take action, with the written consent of all members. A majority of the Audit Committee will constitute quorum for all purposes.

(b)  Written minutes will be maintained for each meeting of the Audit Committee.

(c)  The Audit Committee, at least once a year, will meet privately with the Company’s external and internal auditors, and no representative of the Company’s management shall attend such meetings.

9.  Annual Review. At least annually, the Audit Committee shall review this Charter, and shall evaluate its performance against the requirements of this Charter. The Committee shall conduct its review and evaluation in such manner as it deems appropriate.

10.  Other Duties. The Audit Committee will perform such other duties as the Board may assign to it.

11.  Limitation of Audit Committee Duties.

(a)  This Charter imposes no duties on the Audit Committee or its members that are greater than those duties imposed by law upon a director of an Arizona corporation under Section 10-830 of the Arizona Revised Statutes or upon a director under any applicable federal law, including the Sarbanes-Oxley Act of 2002. The Audit Committee is not responsible for the Company’s audit (including the planning and scope of the audit) and is not required to follow the procedures required of auditors in performing reviews of interim financial statements of audited financial statements. The Audit Committee may rely upon information provided to it by management, by the Company’s internal and external auditors, or by legal counsel.

(b)  In fulfilling their responsibilities hereunder, it is recognized that members of the Audit Committee are not employees of the Company and do not bear any of the responsibilities of management and the Company’s independent auditors. As such, it is not the duty or responsibility of the Audit Committee or its members to: (i) plan or conduct audits; (ii) determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles; (iii) design and implement internal controls and procedures and disclosure controls and procedures; or (iv) conduct other types of auditing or accounting reviews or procedures.

(c)  Each member of the Audit Committee shall be entitled to rely on: (i) the integrity of those persons and organizations within and outside the Company that provide information to the Audit Committee; and (ii) the accuracy and completeness of the financial and other information provided to the Audit Committee by such persons or organizations absent actual knowledge to the contrary (which shall be promptly reported to the Company’s Board).

12.  Adoption of Policies; Construction. The Audit Committee shall have the authority to adopt policies implementing and interpreting this Charter. This Charter shall be construed by the Audit Committee and the Company’s Board of Directors to comply with all applicable rules and regulations promulgated by the SEC and NYSE from time to time.

13.  Amendment. The Audit Committee Charter may be amended by the Company’s Board of Directors.

DATED: The foregoing Amended and Restated Charter of the Audit Committee of the Board of Directors of Knight Transportation, Inc. was approved by the Board of Directors at a Special Meeting held on March 2, 2005.

Form of Proxy Card

KNIGHT TRANSPORTATION, INC.
5601 West Buckeye Road
Phoenix, Arizona 85043

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
FOR THE 2005 ANNUAL MEETING OF SHAREHOLDERS

Thursday, May 26, 2005, 8:30 a.m., Phoenix Time

By executing this Proxy, the shareholder constitutes and appoints the Chairman and Chief Executive Officer, Kevin P. Knight, and the President and Secretary, Timothy M. Kohl, and each of them, as proxies for the shareholder (or if only one proxy is present, that one shall have all power granted here), with full power of substitution, who may, and by a majority of such proxies, represent the shareholder and vote all shares of Common Stock which the shareholder is entitled to vote at the Annual Meeting of Shareholders of Knight Transportation, Inc. to be held on May 26, 2005, at 8:30 a.m., Phoenix Time, at the Arizona Biltmore, 2400 East Missouri, Phoenix, Arizona 85016, or at any adjournment thereof, on all matters described in the Notice and Proxy Statement for the Annual Meeting dated April 14, 2005, as set forth below. Cumulative voting will be applied in the election of directors. See the Proxy Statement furnished for an explanation of cumulative voting.

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As a Knight Transportation, Inc. Shareholder, you can view your shareholder account on a secured internet web site.

By accessing Investor Service DirectSM at www.melloninvestor.com, you can view your account profile, stock detail, and historical Knight Transportation, Inc. stock price information. You can also change your address.

In addition, you can use this site to consent to future access of Knight’s annual reports and proxy materials electronically via the internet.

Knight also provides access to shareholder information, including its annual report and proxy statement, through its web site at www.knighttrans.com.

Please mark your votes as indicated in this example	☒

	Proposal No. 1:	Election of Directors.

NOMINEES FOR DIRECTOR:

01-Timothy M. Kohl (Class I)
02-Donald A. Bliss (Class I)
03-Mark Scudder (Class I)
04-Kathryn L. Munro (Class II)

☐	VOTE for all Nominees listed above.

☐	WITHHOLD authorization to vote for all Nominees listed above.

☐	WITHHOLD authorization to vote for any individual Nominee. Write the number of Nominee(s) for whom authorization is withheld: ______________________________________________________________

OR - If you wish to allocate your votes among the Class I Nominees using cumulative voting, indicate the number of votes you wish to cast for each Class I Nominee, as shown below (the maximum number of votes you may allocate is the number of shares you own multiplied by the number of Class I Nominees).

	Nominee	Number of Votes

☐	01-Timothy M. Kohl ................................................................................................................................................................................	_______________________

☐	02-Donald A. Bliss ..................................................................................................................................................................................	_______________________

☐	03-Mark Scudder .....................................................................................................................................................................................	_______________________

☐
WITHHOLD authorization to vote for any individual Class I Nominee. Write number of the Class I Nominee(s) for whom authorization is withheld: ______________________________________________________________

	Proposal No. 2:	Approval of Amendment to 2003 Stock Option Plan.

Proposal to amend the Company’s 2003 Stock Option Plan to increase the number of shares of Common Stock reserved and available for issuance thereunder from 1,500,000 to 4,000,000.

☐	FOR approval of the proposed amendment to the Company’s 2003 Stock Option Plan.
☐	AGAINST approval of the proposed amendment to the Company’s 2003 Stock Option Plan.
☐	ABSTAIN.

	Proposal No. 3:	Ratification of Independent Registered Public Accounting Firm.

Proposal to ratify Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm for fiscal 2005.

☐	FOR ratification of Deloitte & Touche LLP.
☐	AGAINST ratification of Deloitte & Touche LLP.
☐	ABSTAIN.

Other Action. In their discretion, the proxies are also authorized to vote upon such matters as may properly come before the Annual Meeting or any adjournments thereof.

Signature*:	___________________________________________________________________________________

Printed Signature:	___________________________________________________________________________________

Title:	___________________________________________________________________________________

Signature:	___________________________________________________________________________________

Title:	___________________________________________________________________________________

DATED:	_________________, 2005

* Signatures should conform to name in which you hold your shares.

Address Change?
Indicate changes here:

___________________________________________________________________________________

___________________________________________________________________________________

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The shareholder acknowledges receipt of the Notice and Proxy Statement dated April 14, 2005, grants authority to any of said proxies, or their substitutes, to act in the absence of others, with all the powers which the shareholder would possess if personally present at such meeting, and hereby ratifies and confirms all that said proxies, or their substitutes, may lawfully do in the shareholder’s name, place, and stead.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF KNIGHT TRANSPORTATION, INC., AND THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH YOUR INSTRUCTIONS. IF NO CHOICE IS SPECIFIED BY YOU, THIS PROXY WILL BE VOTED FOR ELECTION OF THE NOMINEES NAMED IN PROPOSAL NO. 1, FOR PROPOSAL NO. 2, AND FOR PROPOSAL NO. 3.

Please mark, sign, date and return the Proxy Card promptly, using the enclosed envelope, which requires no postage when mailed in the United States.

Please sign above exactly as your name appears. When shares are held by joint tenants, both shall sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.